                                                                    Exhibit 99.2


                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
SoftNet Systems, Inc.:

     We have audited the accompanying consolidated balance sheets of SoftNet Systems, Inc. and Subsidiaries as of September 30, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the three-year period ended September 30, 2001. In connection with our audits of the consolidated financial statements, we have also audited the financial statement schedule as listed as
Exhibit 99.3. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SoftNet Systems, Inc. and Subsidiaries as of September 30, 2001 and 2000, and the results of their operations and their cash flows for each of the years in the three-year period ended September 30, 2001, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the related financial statement schedule, when considered in relation to the consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.


                                          /s/ KPMG LLP


San Francisco, California
November 6, 2001, except as to notes 19 and 20, which are as of September 5, 2002.

                     SOFTNET SYSTEMS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                  SEPTEMBER 30,
                                                              ---------------------
                                                                2001        2000
                                                              ---------   ---------
                                                              (IN THOUSANDS, EXCEPT
                                                                   SHARE DATA)
                                      ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $  14,960   $  44,731
  Short-term investments, available-for-sale................     60,494     127,421
  Account receivable........................................      2,018       1,843
  Notes receivable..........................................         --       2,100
  Other current assets......................................      1,266         763
                                                              ---------   ---------
Total current assets........................................     78,738     176,858

Restricted cash.............................................        800         800
Property and equipment, net of accumulated depreciation of
  $375 and $530, respectively...............................        691       1,571
Account receivable, non current portion.....................      1,566       3,409
Long-term equity investments................................      1,484       7,716
Deferred debt issuance costs................................         --          41
Other assets................................................      1,221         414
                                                              ---------   ---------
                                                              $  84,500   $ 190,809
                                                              =========   =========
                       LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..........................................  $     273   $   3,358
  Accrued compensation and related expenses.................        478       1,977
  Net liabilities associated with discontinued operations...      2,756      36,427
  Restructuring accrual.....................................      1,240          --
  Other accrued expenses....................................      1,862       2,868
  Current portion of long-term debt.........................      1,444       2,161
                                                              ---------   ---------
Total current liabilities...................................      8,053      46,791

Long-term debt, net of current portion......................         --       2,104
Business acquisition liability..............................         --       2,000
                                                              ---------   ---------
Total liabilities...........................................      8,053      50,895
                                                              ---------   ---------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Preferred stock, $0.10 par value, 3,970,000 shares
     designated, no shares issued and outstanding...........         --          --
  Common stock, $0.01 par value, 100,000,000 shares
     authorized; 27,461,775 and 28,523,474 shares issued;
     25,171,275 and 28,113,974 shares outstanding,
     respectively...........................................        275         264
  Additional-paid-in capital................................    477,680     503,802
  Deferred stock compensation...............................     (1,645)    (28,577)
  Accumulated other comprehensive loss......................       (480)       (696)
  Accumulated deficit.......................................   (390,247)   (332,600)
  Treasury stock, at cost, 2,290,500 and 409,500 shares,
     respectively...........................................     (9,137)     (2,279)
                                                              ---------   ---------
Total stockholders' equity..................................     76,446     139,914
                                                              ---------   ---------
                                                              $  84,500   $ 190,809
                                                              =========   =========

          See accompanying notes to consolidated financial statements.

                     SOFTNET SYSTEMS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                    YEAR ENDED SEPTEMBER 30,
                                                              -------------------------------------
                                                                 2001         2000          1999
                                                              ----------   -----------   ----------
                                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
Operating expenses:
  Selling and marketing.....................................   $    182     $   1,754     $     --
  Engineering...............................................        551           536           --
  General and administrative, exclusive of non-cash
     compensation expense (benefit) of $(807), $14,668 and
     $8,173, respectively...................................      9,283        10,788        7,268
  Depreciation..............................................        350           355          175
  Non-cash compensation expense (benefit) related to stock
     options................................................       (807)       14,668        8,173
  Restructuring expense.....................................      3,900            --           --
                                                               --------     ---------     --------
Total operating expenses....................................     13,459        28,101       15,616
                                                               --------     ---------     --------
Loss from continuing operations before other income
  (expense), income taxes, discontinued operations and
  extraordinary item........................................    (13,459)      (28,101)     (15,616)

Other income (expense):
  Interest income...........................................      6,421        11,840        3,617
  Interest expense..........................................       (107)         (526)      (4,675)
  Gain (loss) on disposition of equity investments, net.....    (17,195)       10,157           --
  Equity in net losses of investee companies................       (394)         (581)          --
  Miscellaneous income (expense), net.......................        216          (396)      (1,414)
                                                               --------     ---------     --------
Loss from continuing operations before income taxes,
  discontinued operations and extraordinary item............    (24,518)       (7,607)     (18,088)

Provision for income taxes..................................         --            --           --
                                                               --------     ---------     --------
Loss from continuing operations before discontinued
  operations and extraordinary item.........................    (24,518)       (7,607)     (18,088)

Discontinued operations:
  Loss from operations......................................    (29,557)      (85,346)     (33,741)
  Gain (loss) on disposition................................     (4,898)     (139,400)       1,820

Extraordinary item:
  Gain on settlements of outstanding obligations............      1,326            --           --
                                                               --------     ---------     --------
Net loss....................................................    (57,647)     (232,353)     (50,009)
Preferred dividends.........................................         --            --         (473)
                                                               --------     ---------     --------
Net loss applicable to common shares........................   $(57,647)    $(232,353)    $(50,482)
                                                               ========     =========     ========
Basic and diluted loss per common share:
  Loss from continuing operations applicable to common
     shares.................................................   $  (0.98)    $   (0.32)    $  (1.46)
  Discontinued operations...................................      (1.38)        (9.56)       (2.59)
  Extraordinary item........................................       0.05            --           --
  Preferred dividends.......................................         --            --        (0.04)
                                                               --------     ---------     --------
  Net loss applicable to common shares......................   $  (2.31)    $   (9.88)    $  (4.09)
                                                               ========     =========     ========
Shares used to compute basic and diluted loss per common
  share.....................................................     25,024        23,518       12,342
                                                               ========     =========     ========

          See accompanying notes to consolidated financial statements.

                     SOFTNET SYSTEMS, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                            ACCUMULATED
                            COMMON STOCK       ADDITIONAL     DEFERRED         OTHER
                         -------------------    PAID IN        STOCK       COMPREHENSIVE   ACCUMULATED
                           SHARES     AMOUNT    CAPITAL     COMPENSATION       LOSS          DEFICIT
                         ----------   ------   ----------   ------------   -------------   -----------
                                               (IN THOUSANDS, EXCEPT SHARE DATA)
BALANCE, SEPTEMBER 30,
  1998.................   8,191,550      82       43,700          (188)           --          (49,765)

COMMON STOCK SHARES
  ISSUED IN CONNECTION
  WITH:
  Secondary public
    offering, net of
    issuance costs.....   4,600,000      46      141,456            --            --               --
  Non-public offering,
    net of selling
    costs..............     660,000       7       23,908            --            --               --
  Acquisition of
    Intelligent
    Communications,
    Inc. ..............     500,000       5        7,464            --            --               --
  Purchase of prepaid
    license fees.......      65,843       1          999            --            --               --
  Repayment of short-
    term debt..........       6,118      --          190            --            --               --
  Cable incentive
    program............      13,574      --          337            --            --               --
  Conversion of
    convertible
    subordinated
    notes..............      71,126       1          489            --            --               --
  Conversion of
    preferred shares...   2,033,921      20       18,234            --            --               --
  Penalty paid on
    preferred shares...      55,378      --          498            --            --               --
  Exercise of
    warrants...........     572,064       6        5,273            --            --               --
  Exercise of stock
    options............     440,730       4        2,785            --            --               --
Common stock warrants
  issued with new
  debt.................          --      --        4,334            --            --               --
Value assigned to
  beneficial conversion
  feature of debt......          --      --        1,529            --            --               --
DIVIDENDS PAID ON
  PREFERRED SHARES:
  Additional preferred
    shares.............          --      --           --            --            --             (221)
  Cash.................          --      --           --            --            --              (95)
  Common stock.........      15,219      --          157            --            --             (157)
Deferred stock
  compensation.........          --      --       79,313       (79,313)           --               --
Reversal of deferred
  stock compensation
  charge due to
  employee
  termination..........          --      --       (3,221)        3,221            --               --
Amortization of
  deferred stock
  compensation.........          --      --           --        12,934            --               --
Unrealized losses on
  securities...........          --      --           --            --          (315)              --
Net loss...............          --      --           --            --            --          (50,009)
                         ----------    ----     --------      --------         -----        ---------
BALANCE, SEPTEMBER 30,
  1999.................  17,225,523     172      327,445       (63,346)         (315)        (100,247)


                           TREASURY STOCK           TOTAL
                         -------------------    STOCKHOLDERS'     COMPREHENSIVE
                          SHARES     AMOUNT    EQUITY (DEFICIT)       LOSS
                         ---------   -------   ----------------   -------------
                                   (IN THOUSANDS, EXCEPT SHARE DATA)
BALANCE, SEPTEMBER 30,
  1998.................         --        --         (6,171)        $ (17,002)
                                                                    =========
COMMON STOCK SHARES
  ISSUED IN CONNECTION
  WITH:
  Secondary public
    offering, net of
    issuance costs.....         --        --        141,502
  Non-public offering,
    net of selling
    costs..............         --        --         23,915
  Acquisition of
    Intelligent
    Communications,
    Inc. ..............         --        --          7,469
  Purchase of prepaid
    license fees.......         --        --          1,000
  Repayment of short-
    term debt..........         --        --            190
  Cable incentive
    program............         --        --            337
  Conversion of
    convertible
    subordinated
    notes..............         --        --            490
  Conversion of
    preferred shares...         --        --         18,254
  Penalty paid on
    preferred shares...         --        --            498
  Exercise of
    warrants...........         --        --          5,279
  Exercise of stock
    options............         --        --          2,789
Common stock warrants
  issued with new
  debt.................         --        --          4,334
Value assigned to
  beneficial conversion
  feature of debt......         --        --          1,529
DIVIDENDS PAID ON
  PREFERRED SHARES:
  Additional preferred
    shares.............         --        --           (221)
  Cash.................         --        --            (95)
  Common stock.........         --        --             --
Deferred stock
  compensation.........         --        --             --
Reversal of deferred
  stock compensation
  charge due to
  employee
  termination..........         --        --             --
Amortization of
  deferred stock
  compensation.........         --        --         12,934
Unrealized losses on
  securities...........         --        --           (315)        $    (315)
Net loss...............         --        --        (50,009)          (50,009)
                         ---------   -------      ---------         ---------
BALANCE, SEPTEMBER 30,
  1999.................         --        --        163,709         $ (50,324)
                                                                    =========

                     SOFTNET SYSTEMS, INC. AND SUBSIDIARIES

                                                                            ACCUMULATED
                            COMMON STOCK       ADDITIONAL     DEFERRED         OTHER
                         -------------------    PAID IN        STOCK       COMPREHENSIVE   ACCUMULATED
                           SHARES     AMOUNT    CAPITAL     COMPENSATION       LOSS          DEFICIT
                         ----------   ------   ----------   ------------   -------------   -----------
                                               (IN THOUSANDS, EXCEPT SHARE DATA)
COMMON STOCK SHARES
  ISSUED IN CONNECTION
  WITH:
  Non-public offering,
    net of selling
    costs..............   5,000,000      50      128,071            --            --               --
  Acquisition of Laptop
    Lane Limited.......   1,205,337      12       18,398            --            --               --
  Acquisition of
    Intelligent
    Communications,
    Inc. (Anniversary
    Shares)............      43,314      --        1,499            --            --               --
  Repayment of
    long-term debt.....      76,764       1        1,861            --            --               --
  Cable incentive
    program, Mediacom
    LLC................   3,500,000      --           --            --            --               --
  Value assigned to
    cable incentive
    program, Mediacom
    LLC................          --      14       26,499            --            --               --
  Cable incentive
    program, other.....      35,160      --          419            --            --               --
  Conversion of
    convertible
    subordinated
    notes..............     766,668       8        9,941            --            --               --
  Exercise of
    warrants...........     200,000       2        1,536            --            --               --
  Exercise of
    options............     455,592       5        3,666            --            --               --
  Employee stock
    purchase plan......      15,116      --          145            --            --               --
Value assigned to
  beneficial conversion
  feature of debt......          --      --           34            --            --               --
Common stock
  repurchased..........          --      --           --            --            --               --
Reversal of deferred
  stock compensation
  charge due to
  employee
  termination..........          --      --      (15,712)       15,712            --               --
Amortization of
  deferred stock
  compensation.........          --      --           --        19,057            --               --
Unrealized losses on
  securities...........          --      --           --            --          (385)              --
Foreign currency
  translation
  adjustment...........          --      --           --            --             4               --
Net loss...............          --      --           --            --            --         (232,353)
                         ----------    ----     --------      --------         -----        ---------
BALANCE, SEPTEMBER 30,
  2000.................  28,523,474     264      503,802       (28,577)         (696)        (332,600)


                           TREASURY STOCK           TOTAL
                         -------------------    STOCKHOLDERS'     COMPREHENSIVE
                          SHARES     AMOUNT    EQUITY (DEFICIT)       LOSS
                         ---------   -------   ----------------   -------------
                                   (IN THOUSANDS, EXCEPT SHARE DATA)
COMMON STOCK SHARES
  ISSUED IN CONNECTION
  WITH:
  Non-public offering,
    net of selling
    costs..............         --        --        128,121
  Acquisition of Laptop
    Lane Limited.......         --        --         18,410
  Acquisition of
    Intelligent
    Communications,
    Inc. (Anniversary
    Shares)............         --        --          1,499
  Repayment of
    long-term debt.....         --        --          1,862
  Cable incentive
    program, Mediacom
    LLC................         --        --             --
  Value assigned to
    cable incentive
    program, Mediacom
    LLC................         --        --         26,513
  Cable incentive
    program, other.....         --        --            419
  Conversion of
    convertible
    subordinated
    notes..............         --        --          9,949
  Exercise of
    warrants...........         --        --          1,538
  Exercise of
    options............         --        --          3,671
  Employee stock
    purchase plan......         --        --            145
Value assigned to
  beneficial conversion
  feature of debt......         --        --             34
Common stock
  repurchased..........    409,500    (2,279)        (2,279)
Reversal of deferred
  stock compensation
  charge due to
  employee
  termination..........         --        --             --
Amortization of
  deferred stock
  compensation.........         --        --         19,057
Unrealized losses on
  securities...........         --        --           (385)        $    (385)
Foreign currency
  translation
  adjustment...........         --        --              4                 4
Net loss...............         --        --       (232,353)         (232,353)
                         ---------   -------      ---------         ---------
BALANCE, SEPTEMBER 30,
  2000.................    409,500    (2,279)       139,914         $(232,734)
                                                                    =========

                     SOFTNET SYSTEMS, INC. AND SUBSIDIARIES

                                                                            ACCUMULATED
                            COMMON STOCK       ADDITIONAL     DEFERRED         OTHER
                         -------------------    PAID IN        STOCK       COMPREHENSIVE   ACCUMULATED
                           SHARES     AMOUNT    CAPITAL     COMPENSATION       LOSS          DEFICIT
                         ----------   ------   ----------   ------------   -------------   -----------
                                               (IN THOUSANDS, EXCEPT SHARE DATA)
COMMON STOCK SHARES
  ISSUED IN CONNECTION
  WITH:
  Acquisition of Laptop
    Lane Limited
    (Performance
    Shares)............      81,050       1          331            --            --
  Acquisition of
    Intelligent
    Communications,
    Inc.:
    Anniversary
    Shares.............      46,047      --           92            --            --               --
    Repayment of long-
      term debt........      53,875       1          106            --            --               --
  Affiliate agreement
    termination
    settlement,
    Mediacom LLC
    (Returned
    Shares)............  (2,100,000)     --           --            --            --               --
  Affiliate agreement
    termination
    settlement,
    Mediacom LLC.......     800,000       8        1,492            --            --               --
  Cable incentive
    program............         560      --           --            --            --
  Employee stock
    purchase plan......      56,769       1           99            --            --               --
Common stock
  repurchased..........          --      --           --            --            --               --
Reversal of deferred
  stock compensation
  charge due to
  employee
  termination..........          --      --      (28,242)       28,242            --               --
Amortization of
  deferred stock
  compensation.........          --      --           --        (1,310)           --               --
Unrealized gains on
  securities...........          --      --           --            --           236               --
Foreign currency
  translation
  adjustment...........          --      --           --            --           (20)              --
Net loss...............          --      --           --            --            --          (57,647)
                         ----------    ----     --------      --------         -----        ---------
BALANCE, SEPTEMBER 30,
  2001.................  27,461,775    $275     $477,680      $ (1,645)        $(480)       $(390,247)
                         ==========    ====     ========      ========         =====        =========


                           TREASURY STOCK           TOTAL
                         -------------------    STOCKHOLDERS'     COMPREHENSIVE
                          SHARES     AMOUNT    EQUITY (DEFICIT)       LOSS
                         ---------   -------   ----------------   -------------
                                   (IN THOUSANDS, EXCEPT SHARE DATA)
COMMON STOCK SHARES
  ISSUED IN CONNECTION
  WITH:
  Acquisition of Laptop
    Lane Limited
    (Performance
    Shares)............         --        --            332
  Acquisition of
    Intelligent
    Communications,
    Inc.:
    Anniversary
    Shares.............         --        --             92
    Repayment of long-
      term debt........         --        --            107
  Affiliate agreement
    termination
    settlement,
    Mediacom LLC
    (Returned
    Shares)............         --        --             --
  Affiliate agreement
    termination
    settlement,
    Mediacom LLC.......         --        --          1,500
  Cable incentive
    program............         --        --             --
  Employee stock
    purchase plan......         --        --            100
Common stock
  repurchased..........  1,881,000    (6,858)        (6,858)
Reversal of deferred
  stock compensation
  charge due to
  employee
  termination..........         --        --             --
Amortization of
  deferred stock
  compensation.........         --        --         (1,310)
Unrealized gains on
  securities...........         --        --            236         $     236
Foreign currency
  translation
  adjustment...........         --        --            (20)              (20)
Net loss...............         --        --        (57,647)          (57,647)
                         ---------   -------      ---------         ---------
BALANCE, SEPTEMBER 30,
  2001.................  2,290,500   $(9,137)     $  76,446         $ (57,431)
                         =========   =======      =========         =========

          See accompanying Notes to Consolidated Financial Statements.

                     SOFTNET SYSTEMS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 YEAR ENDED SEPTEMBER 30,
                                                              -------------------------------
                                                                2001       2000        1999
                                                              --------   ---------   --------
                                                                      (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................  $(57,647)  $(232,353)  $(50,009)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Loss from discontinued operations.......................    29,557      85,346     33,741
    (Gain) loss on disposition of discontinued operations...     4,898     139,400     (1,820)
    Extraordinary item -- gain on settlements of outstanding
     obligations............................................    (1,326)         --         --
    Gain on write off of obligation.........................      (161)         --         --
    Provision for restructuring costs.......................     3,900          --         --
    Depreciation............................................       350         355        175
    Amortization of deferred stock compensation expense
     (benefit)..............................................      (807)     14,668      8,173
    Amortization of deferred debt issuance costs............        --          59      3,181
    Loss on disposition of property and equipment...........        45          --         --
    Equity in net losses of investee companies..............       394         581         --
    (Gain) loss on disposition of equity investment, net....    17,195     (10,157)        --
    (Gain) loss on disposition of other short-term
     investment.............................................        (2)         --        600
    Interest paid with additional convertible notes.........        --          69        549
    Charges incurred upon conversion of redeemable
     convertible preferred stock to common stock............        --          --        498
    Changes in operating assets and liabilities (net of
     effect of acquisitions and discontinued operations):
      Decrease (increase) in accounts receivable, net.......     1,668      (5,252)        48
      Increase in other current assets......................      (595)       (158)      (593)
      Decrease (increase) in other assets...................    (1,007)         56       (120)
      Increase (decrease) in accounts payable and accrued
       expenses.............................................    (8,235)      1,181      7,789
                                                              --------   ---------   --------
Net cash provided by (used in) operating activities of
  continuing operations.....................................   (11,773)     (6,205)     2,212
Net cash used in operating activities of discontinued
  operations................................................   (70,845)    (64,523)   (25,107)
                                                              --------   ---------   --------
Net cash used in operating activities.......................   (82,618)    (70,728)   (22,895)
                                                              --------   ---------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from maturities and sales (payment for purchases)
    of short-term investments, net..........................    57,092     (65,377)   (53,002)
  Proceeds from sale of property and equipment..............         5          --         --
  Payment received on note receivable.......................     1,000       1,000         --
  Proceeds from sale of net assets from discontinued
    operations, net of selling costs........................        --          --      8,870
  Proceeds from sale of equity investments..................       250       2,500         --
  Payment for purchase of Laptop Lane Limited, net of cash
    acquired................................................        --      (1,867)        --
  Payment for purchase of Intelligent Communications, Inc.,
    net of cash acquired....................................        --          --       (803)
  Payments for purchase of equity investments...............      (766)    (11,683)      (500)
  Payment for purchase of property and equipment............      (676)       (446)    (1,654)
  Disbursement for promissory notes issued..................        --      (6,600)        --
                                                              --------   ---------   --------
Net cash provided by (used in) investing activities of
  continuing operations.....................................    56,905     (82,473)   (47,089)
Net cash provided by (used in) investing activities of
  discontinued operations...................................    10,351     (19,870)   (20,572)
                                                              --------   ---------   --------
Net cash provided by (used in) investing activities.........    67,256    (102,343)   (67,661)
                                                              --------   ---------   --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from sale of common stock, net of selling
    costs...................................................        --     128,121    156,492
  Proceeds from exercise of warrants........................        --       1,538      5,279
  Proceeds from exercise of options.........................        --       3,671      2,789
  Proceeds from purchase of common stock by employee stock
    purchase plan...........................................       100         145         --
  Payment for long-term debt and liability related to
    anniversary issuance of common stock to former
    Intelligent Communications, Inc. stockholders...........    (2,490)         (1)        --
  Payments for additional costs of issuance of redeemable
    convertible preferred stock.............................        --          --       (154)
  Payment of preferred dividend.............................        --          --        (95)
  Payment for purchase of treasury stock....................    (6,858)     (2,279)        --
  Principal payments of long-term debt......................      (660)     (1,294)      (832)
  Proceeds from issuance of long-term debt, net of deferred
    financing costs.........................................        --          --     11,884
  Borrowings under revolving credit facility................        --          --     18,285
  Payments under revolving credit facility..................        --          --    (23,383)
                                                              --------   ---------   --------
Net cash provided by (used in) financing activities of
  continuing operations.....................................    (9,908)    129,901    170,265
Net cash used in financing activities of discontinued
  operations................................................    (4,481)     (1,598)    (2,714)
                                                              --------   ---------   --------
Net cash provided by (used in) financing activities.........   (14,389)    128,303    167,551
Foreign exchange effect on cash and cash equivalents........       (20)         --         --
                                                              --------   ---------   --------
Net increase (decrease) in cash and cash equivalents........   (29,771)    (44,768)    76,995
Cash and cash equivalents, beginning of period..............    44,731      89,499     12,504
                                                              --------   ---------   --------
Cash and cash equivalents, end of period....................  $ 14,960   $  44,731   $ 89,499
                                                              ========   =========   ========

          See accompanying notes to consolidated financial statements.

                     SOFTNET SYSTEMS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF BUSINESS

     SoftNet Systems, Inc. ("SoftNet") and Subsidiaries (collectively referred to as the "Company") was previously a holding company principally engaged in providing internet services. As a result of the Company's Board of Directors' decisions, the Company wound down the businesses of ISP Channel, Inc. ("ISP Channel"), Intelligent Communications, Inc. ("Intellicom") and Aerzone Corporation ("Aerzone"), including Laptop Lane Limited ("Laptop Lane"), and reduced its corporate headquarters staff. As of June 30, 2002, ISP Channel, Intellicom and Aerzone, including Laptop Lane, were substantially wound down. Upon the closing of the transactions contemplated by the stock purchase agreement dated July 30, 2002, SoftNet will become an insurance holding company. Five previously reported business segments, business center services, satellite-based Internet services, cable-based Internet services, document management and telecommunications, have ceased operations or have been sold, and accordingly are reported as discontinued operations (see Note 3).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of SoftNet and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

 RESTATEMENTS AND RECLASSIFICATIONS

     The consolidated financial statements and related notes to the consolidated financial statements have been restated for the effects of the discontinued operations of Intellicom (see Notes 3 and 20). Certain reclassifications have been made to prior years' consolidated financial statements in order to conform to the current year presentation.

 USE OF ESTIMATES AND ASSUMPTIONS

     The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of the revenues and expenses during the reporting period. Actual results could differ from those estimates.

 SEGMENT INFORMATION

     The Company adopted Statement of Financial Accounting Standards No. 131 ("SFAS 131"), Disclosures about Segments of an Enterprise and Related Information. SFAS 131 establishes standards for companies to report information about its operating segments on the same basis a company uses internally for evaluating segment performance and deciding how to allocate resources to segments. As a result of the April 3, 2002, unanimous consent by the Company's Board of Directors to cease the operations of Intellicom, the Company discontinued its last business segment. Accordingly, no segment information is disclosed in the accompanying notes to these consolidated financial statements.

 COMPREHENSIVE INCOME

     The Company adopted Statement of Financial Accounting Standards No. 130 ("SFAS 130"), Reporting Comprehensive Income. SFAS 130 establishes standards for reporting and displaying comprehensive income (loss), and its components in the consolidated financial statements. Comprehensive income (loss) is defined by Statement of Financial Accounting Concepts No. 6, Elements of Financial Statements, as the change in equity of a business enterprise during a period from transactions and other events and circumstances from

                     SOFTNET SYSTEMS, INC. AND SUBSIDIARIES
nonowner sources. As required by SFAS 130, all transactions, including foreign currency translation adjustments and unrealized losses on investments, are included in accumulated other comprehensive loss in the accompanying consolidated statements of stockholders' equity (deficit) and consolidated balance sheets.

 IMPAIRMENT OF LONG-LIVED ASSETS

     The Company evaluates long-lived assets for impairment whenever current events or changes in circumstances, as defined in Statement of Financial Accounting Standards No. 121 ("SFAS 121"), Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, indicate that the carrying value of an asset may not be recoverable based on expected undiscounted cash flows attributable to that asset. The amount of any impairment is measured as the difference between the carrying value and the fair value of the impaired asset.

 FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amount of the Company's financial instruments, which include cash and cash equivalents, short-term investments, trade receivables, accounts payable, accrued liabilities and long-term debt, approximates their fair values.

 CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of trade receivables, cash and cash equivalents, and short-term investments. The Company's account receivable is comprised of one customer as of September 30, 2001 and 2000 and was $3,584,000 and $5,252,000, respectively. The Company does not invest in derivative instruments or engage in hedging activities.

     Cash, cash equivalents and short-term investments are managed by recognized financial institutions, which follow the Company's investment policy. Such investment policy limits the amount of credit exposure in any one issue and the maturity date of the investment securities that typically comprise investment grade short-term debt instruments.

 CASH, CASH EQUIVALENTS AND RESTRICTED CASH

     Cash and cash equivalents consist of cash and highly liquid investments with maturities of three months or less from date of purchase. Restricted cash consists of time deposits pledged as collateral on several letters of credit relating to certain operating leases.

 SHORT-TERM INVESTMENTS

     The Company accounts for its short-term investments in debt and equity securities under Statement of Financial Accounting Standards No. 115 ("SFAS 115"), Accounting for Certain Investments in Debt and Equity Securities. Short-term investments generally consist of highly liquid securities with original maturities in excess of three months. The Company has classified its short-term investments as available-for-sale securities. These short-term investments are carried at fair value based on quoted market prices with unrealized gains and losses reported in accumulated other comprehensive loss in the accompanying consolidated balance sheets. Realized gains and losses on short-term investments are computed using the specific identification method and are reported in miscellaneous income (expense), net in the accompanying consolidated statements of operations. Declines in value judged to be other-than-temporary is determined based on the specific identification method and are reported in provision for impaired assets in the accompanying consolidated statement of operations.

                     SOFTNET SYSTEMS, INC. AND SUBSIDIARIES

  PROPERTY AND EQUIPMENT

     Property and equipment, including leasehold improvements, are recorded at cost. When property and equipment is retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in miscellaneous income (expense), net in the accompanying consolidated statements of operations. Depreciation is computed on a straight-line basis over the shorter of the estimated useful lives of between three to seven years or the life of the lease.

 INTERNAL USE SOFTWARE COSTS

     The Company capitalizes the costs of computer software developed or obtained for internal use in accordance to Statement of Position No. 98-1 ("SOP 98-1"), Accounting for Costs of Computer Software Developed or Obtained for Internal Use. Capitalized computer software costs consist of purchased software licenses and implementation costs. Costs capitalized at September 30, 2001, of $446,000 are included in other equipment (see Note 7). These capitalized software costs are being depreciated on a straight-line basis over five years. Depreciation expense was $52,000 for the year ended September 30, 2001. No depreciation expense for internal use software has been charged for the years ended September 30, 2000 and 1999.

 DEFERRED DEBT ISSUANCE COSTS

     Costs related to the issuance of new debt, including the value of the warrants issued in connection with such debt, are capitalized and amortized to interest expense using the effective interest method over the life of the debt.

 INCOME TAXES

     The Company recognizes its tax expense/benefit in accordance with Statement of Financial Accounting Standards No. 109 ("SFAS 109"), Accounting for Income Taxes. Deferred tax liabilities and assets are provided for the expected future tax consequences of events and transactions that have been recognized in the Company's financial statements or tax returns. The Company currently has substantial net operating loss carryforwards. The Company has recorded a 100% valuation allowance against net deferred tax assets due to the uncertainty of their ultimate realization (see Note 17).

 STOCK-BASED COMPENSATION

     The Company accounts for employee stock-based compensation using the intrinsic value method, as prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), Accounting for Stock Issued to Employees. As such, deferred compensation is recorded only if the exercise price of the option is below the current market price of the Company's common stock on the date of grant. Deferred compensation expense for employee stock options is amortized on a straight-line basis over the vesting term of the option, which typically is four years.

     The Company accounts for non-employee stock-based compensation using the fair value method, as required by Statement of Financial Accounting Standard No. 123 ("SFAS 123"), Accounting for Stock-Based Compensation. As such, deferred compensation is recorded for all non-employee stock options as of the date of grant. Deferred compensation expense for non-employee stock options is amortized on an accelerated basis, as prescribed by Financial Interpretation No. 28 ("FIN 28"), Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans, over the contractual life of the option.

 EARNINGS (LOSS) PER COMMON SHARE

     The Company calculates earnings (loss) per common share in accordance to Statement of Financial Accounting Standard No. 128 ("SFAS 128"), Earnings Per Share. SFAS 128 requires the presentation of

                     SOFTNET SYSTEMS, INC. AND SUBSIDIARIES
basic earnings per share and diluted earnings per share for companies with potentially dilutive securities, such as warrants and options. Accordingly, basic earnings (loss) per common share is computed using the weighted average number of common stock shares outstanding during the period. Diluted earnings
(loss) per common share is computed using the weighted average number of common stock shares and common stock equivalent shares outstanding during the period. Common stock equivalents consist of convertible preferred stock (using the "as if converted" method), stock options and stock warrants (using the "treasury stock" method). Common stock equivalent shares are excluded from the computation if the effect is antidilutive. As a result of the antidilutive effect, common stock equivalent shares have been excluded from the computation of diluted earnings per share for all periods presented.

 RECENT ACCOUNTING PRONOUNCEMENTS

     In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 141 ("SFAS 141"), Business Combinations, and Statement of Financial Accounting Standards No. 142 ("SFAS 142"), Goodwill and Other Intangible Assets.

     SFAS 141 addresses the accounting for and reporting of business combinations. SFAS 141 requires that all business combinations be accounted for using the purchase method of accounting for acquisitions, and eliminates the use of the pooling-of-interests method. SFAS 141 is effective for all business combinations initiated after June 30, 2001. The Company believes SFAS 141 will not have a material effect on its consolidated financial statements.

     SFAS 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets. SFAS 142 changes the accounting for goodwill from an amortization method to an impairment-only method. The amortization of goodwill, including goodwill recorded in past business combinations, will cease upon adoption of SFAS 142. For goodwill acquired by June 30, 2001, SFAS 142 is effective for all fiscal years beginning after December 15, 2001. Goodwill and intangible assets acquired after June 30, 2001, will be subject to immediate adoption of SFAS 142. The Company believes SFAS 142 will not have a material effect on its consolidated financial statements.

     In June 2001, the FASB issued Statement of Financial Accounting Standards No. 143 ("SFAS 143"), Accounting for Asset Retirement Obligations. SFAS 143 addresses financial accounting requirements for retirement obligations associated with retirement of tangible long-lived assets and for the associated asset retirement costs. SFAS 143 requires a company to record the fair value of an asset retirement obligation in the period in which it is incurred. When the retirement obligation is initially recorded, the company also records a corresponding increase to the carrying amount of the related tangible long-lived asset and depreciates that cost over the useful life of the tangible long-lived asset. The retirement obligation is increased at the end of each period to reflect the passage of time and changes in the estimated future cash flows underlying the initial fair value measurement. Upon settlement of the retirement obligation, the company either settles the retirement obligation for its recorded amount or incurs a gain or loss upon settlement. SFAS 143 is effective for fiscal years beginning after June 15, 2002, with earlier application encouraged. Accordingly, SFAS 143 will be effective for the Company beginning October 1, 2002. The Company is currently in the process of evaluating the impact, if any, SFAS 143 will have on its financial position or results of operations.

     In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144, ("SFAS 144") Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS 144 supercedes Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and Assets to be Disposed of, and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. SFAS 144 establishes a single accounting model for impairment or disposal by sale of long-lived assets. The provisions of SFAS 144 are effective for fiscal years beginning after December 15, 2001, and, generally, are to be applied prospectively.

                     SOFTNET SYSTEMS, INC. AND SUBSIDIARIES

The Company is currently evaluating the potential impact, if any, the adoption of SFAS 144 will have on its financial position and results of operations.

3.  ACQUISITIONS AND DISCONTINUED OPERATIONS

 ACQUISITION AND DISCONTINUED OPERATIONS OF INTELLICOM

     On February 9, 1999, a wholly owned subsidiary of the Company merged with and into Intellicom (the "Intellicom Acquisition"). The Intellicom Acquisition was accounted for under the purchase method, and the results of Intellicom are included in the consolidated financial statements since the date of acquisition. The purchase price of $14,869,000 was comprised of: (i) a cash component of $500,000 (the "Cash Consideration"); (ii) a promissory note in the amount of $1,000,000 bearing interest at 7.5% per annum and due one year after closing (the "First Promissory Note"); (iii) a promissory note in the amount of $2,000,000 bearing interest at 8.5% per annum and due two years after closing (the "Second Promissory Note", together with the First Promissory Note, are defined as the "Debt Consideration"); (iv) the issuance of 500,000 shares of the Company's common stock (adjustable upwards after one year in certain circumstances), valued at $14.938 per share, for a total value of $7,469,000 (the "Closing Shares"); (v) additional shares of the Company's common stock issuable upon the first, second and third anniversaries of the closing, valued at a total of $3,500,000 (the "Anniversary Shares", together with the Closing Shares, are defined as the "Equity Consideration"); and (vi) certain direct acquisition costs totaling $400,000. The Debt Consideration may be partially or wholly converted into the Company's common stock, under certain circumstances. The conversion price of the Debt Consideration is based upon the average closing price of the Company's common stock for the 15 days immediately preceding the conversion date.

     In April 1999, the Company paid the First Promissory Note and related interest in full with a combination of $832,000 in cash and the remainder, after expenses, with 6,118 common stock shares valued at $190,000. The Intellicom Acquisition agreement required the Company to issue $1,500,000 of common stock shares on the first anniversary date of the Intellicom Acquisition. Accordingly, on February 8, 2000, the Company issued 43,314 common stock shares valued at $1,499,000 and paid $1,000 for fractional shares to the former Intellicom stockholders. On February 7, 2001, the Company made an offer to the former Intellicom stockholders to pay a discounted amount in lieu of the Company's obligation to pay cash and stock for the remaining consideration, which was to be paid in connection with the Intellicom acquisition and consisted of (i) a $2,000,000 8.5% promissory note and accrued interest, (ii) the requirement for the Company to issue $1,500,000 of common stock shares on the second anniversary date of the Intellicom acquisition, and (iii) the requirement for the Company to issue $500,000 of common stock shares on the third anniversary date of the Intellicom acquisition. The parties agreed to settle the obligation by which the Company paid $2,815,000 (including accrued interest of $325,000), issued 99,922 common stock shares valued at $199,000, and recognized a $1,326,000 extraordinary gain on settlements of outstanding obligations.

     In connection with the Intellicom Acquisition, the Company allocated the purchase price of $14,469,000 to acquired technology. Additionally, due to net liabilities acquired at the time of acquisition, the Company recognized additional acquired technology in Intellicom totaling $1,206,000. Furthermore, the Company incurred $400,000 of certain fees and expenses related to the Intellicom Acquisition, which were capitalized and allocated to acquired technology, bringing the total amount allocated to acquired technology to $16,075,000.

     The nature of the developed technology acquired provides the Company with a proprietary satellite system, involving both hardware and software, which provides a high-performance, two-way satellite-based Internet access service. The nature of the acquired technology would, among other things, allow the Company to lower the costs of bringing the Internet to customers. The technology acquired has already been tested and proven to be a viable business. Therefore, the Company believed that the underlying technology acquired in the Intellicom Acquisition was not subject to rapid change, and such acquired technology would support the

                     SOFTNET SYSTEMS, INC. AND SUBSIDIARIES

Company's business plan over the typical length of its contracts without having to significantly change or enhance the acquired technology. The Company's contracts with its cable affiliates typically run from five to ten years. In determining how much of the purchase price in excess of the tangible book value of Intellicom to allocate to acquired technology, the Company considered that there was little value ascribable to other intangible assets, such as customer lists or workforce. Rather, the Company, after careful consideration, determined that the fair market value of the acquired technology is equivalent to the intangible assets acquired in this acquisition. The Company planned to amortize this amount using the straight-line method over a period of seven years, the average term of a typical cable affiliate contract as well as the anticipated useful life of this acquired technology.

     During March 2001, the Company determined that the carrying value of the intangible asset associated with the developed technology from the acquisition of Intellicom exceeded its net realizable value as supported by an analysis of estimated undiscounted future cash flows. This impairment is a result of several companies introducing competing products and services, and reduced demand for Intellicom's products and services. Accordingly, the Company wrote off the remaining unamortized intangible amount of $11,108,000, which is included in the provision for impaired assets in the accompanying consolidated statement of operations for the year ended September 30, 2001.

     On March 29, 2002, the Company and its wholly-owned subsidiary, Intellicom, entered into an agreement to sell its operating business and certain assets to Loral Cyberstar, Inc. Following the sale of its operating business and certain assets to Loral Cyberstar, Inc., the Company's Board of Directors unanimously agreed to cease the operations of Intellicom on April 3, 2002. On April 22, 2002, Intellicom entered into an agreement to sell certain assets to Native Intellicom, Inc., a wholly-owned subsidiary of the Pinoleville Band of Pomo Indians, for cash, subject to the termination of Intellicom's lease for its facility in Livermore, California. On August 1, 2002 Intellicom terminated the agreement with the Pinoleville Band of Pomo Indians and is negotiating to a sell those assets to another group of Native Americans. The operating results of Intellicom have been segregated from continuing operations and are reported as a loss from discontinued operations in the condensed consolidated statements of operations. The assets and liabilities of such operations are reflected in net liabilities associated with discontinued operations of the accompanying condensed consolidated balance sheets as of September 30, 2001 and 2000.

     Operating results of Intellicom are as follows (in thousands):

                                                          YEAR ENDED SEPTEMBER 30,
                                                        -----------------------------
                                                          2001       2000      1999
                                                        --------   --------   -------
Revenues..............................................  $  4,177   $  9,927   $ 1,584
                                                        ========   ========   =======
Loss before income taxes..............................  $(29,557)  $(12,948)  $(3,838)
Provision for income taxes............................        --         --        --
                                                        --------   --------   -------
Net loss..............................................  $(29,557)  $(12,948)  $(3,838)
                                                        ========   ========   =======

                     SOFTNET SYSTEMS, INC. AND SUBSIDIARIES

     Net assets associated with discontinued operations of Intellicom as of September 30, 2001 and 2000, are as follows (in thousands):

                                                               SEPTEMBER 30,
                                                              ----------------
                                                               2001     2000
                                                              ------   -------
Current assets:
  Accounts receivable, net..................................  $   91   $   779
  Inventory, net............................................     537     4,128
  Other current assets......................................      66       466
                                                              ------   -------
Total current assets........................................     694     5,373
Property, plant and equipment, net..........................   1,644     3,108
Intangibles, net............................................      --    12,257
Restricted cash.............................................     639       692
Accounts receivable, non current portion....................      --        --
Other assets................................................      49        88
                                                              ------   -------
Total assets................................................  $3,026   $21,518
                                                              ======   =======
Current liabilities:
  Accounts payable..........................................  $  423   $   173
  Estimated closure costs...................................      --        --
  Restructuring accrual.....................................     512        --
  Other accrued expenses....................................     689     1,177
                                                              ------   -------
Total liabilities...........................................  $1,624   $ 1,350
                                                              ======   =======
Net assets associated with discontinued operations..........  $1,402   $20,168
                                                              ======   =======

     In an effort to reduce Intellicom losses, the Company initiated an overall cost cutting program and organizational restructuring during May 2001. As a result of the organizational restructuring, the Company established a $1,290,000 restructuring reserve, which consists of severance costs for affected employees and shut down costs for certain offices, and is reflected on the condensed consolidated balance sheet as of September 30, 2001. Through September 30, 2001, $778,000 of severance payments, and write offs of leasehold improvements and office furniture related to the various offices have been applied to this reserve. The remainder of $512,000 will be utilized for severance for identified employees and leasehold termination obligations related to the various offices.

 ACQUISITION OF LAPTOP LANE, FORMATION OF AERZONE AND DISCONTINUED OPERATIONS OF AERZONE

     On January 24, 2000, the Company founded Aerzone (formerly SoftNet Zone, Inc.), a Delaware corporation, to provide high-speed Internet access to global business travelers. As part of the Aerzone business, the Company acquired Laptop Lane, a Washington corporation, on April 21, 2000. The acquisition was accounted for under the purchase method and the results of Laptop Lane are included in the consolidated financial statements since the date of acquisition. The Company paid approximately $21,559,000 consisting of (i) 972,266 common stock shares of the Company valued at $15,107,000, net of adjustment for expenses paid by the Company on behalf of Laptop Lane, exchanged for all outstanding common stock shares of Laptop Lane, (ii) direct acquisition costs of approximately $2,300,000, which included a bonus payment to Laptop Lane employees of $431,000 in lieu of Laptop Lane stock options, and (iii) 250,000 common stock shares of the Company valued at $3,652,000 issued to former Laptop Lane stockholders in payment for achieving certain criteria. As part of the acquisition, an additional 333,333 common stock shares of the Company were to

                     SOFTNET SYSTEMS, INC. AND SUBSIDIARIES
be distributed to former Laptop Lane stockholders if certain performance goals or other criteria were met. As of September 30, 2000, Laptop Lane achieved three of the four performance goals; as a result, 249,981 common stock shares of the Company and cash amounting to $3,652,000 were distributed to the former Laptop Lane stockholders. In October 2000, Laptop Lane achieved the fourth performance goal requirement, resulting in the distribution of 81,050 common stock shares of the Company valued at $332,000 to the former Laptop Lane stockholders. Additionally, in connection with the acquisition, the Company provided $6,000,000 in working capital to Laptop Lane, under a secured promissory note, which was included as part of the purchase price consideration.

     The purchase price, including direct acquisition costs, has been allocated to assets acquired and liabilities assumed based on fair value at the date of acquisition. The allocation of purchase price includes goodwill, which is amortized on a straight-line basis over four years. The fair value of assets acquired and liabilities assumed are summarized as follows (in thousands):

Current assets..............................................  $ 1,707
Property and equipment, net.................................    4,478
Goodwill....................................................   23,195
Other assets................................................      128
Current liabilities.........................................      806
Other liabilities...........................................    7,843

     On December 19, 2000, the Company decided to discontinue the Aerzone business in light of significant long-term capital needs and the difficulty of securing the necessary financing because of the current state of the financial markets. The operating results of Aerzone has been segregated from continuing operations and is reported as loss from discontinued operations in the accompanying consolidated statement of operations. The loss from discontinued operations includes management's estimates of the remaining costs to wind down the business and costs to settle its outstanding liabilities. The assets and liabilities of such operations are reflected as net liabilities associated with discontinued operations of Aerzone Corporation in the accompanying consolidated balance sheets as of September 30, 2001 and 2000. For the year ended September 30, 2000, the Company recorded an estimated loss on disposition reserve of Aerzone of $42,200,000. Subsequently for the year ended September 30, 2001, the Company increased the estimated loss on disposition reserve of Aerzone by $14,906,000, primarily as a result of the Company reducing the estimated proceeds from the sale of Laptop Lane and increasing estimated discontinued operating costs. The estimated loss on disposition reserve of Aerzone is reflected in net liabilities associated with discontinued operations of Aerzone Corporation in the accompanying consolidated balance sheets as of September 30, 2001 and 2000, and the corresponding charge is reflected in loss on disposition of discontinued operations in the accompanying consolidated statements of operations for the years ended September 30, 2001 and 2000.

     Following the sale of certain assets on August 16, 2001, Laptop Lane ceased operations and made an assignment for the benefit of creditors of its remaining assets.

     Operating results of Aerzone from January 24, 2000, date of inception, to September 30, 2000, are as follows (in thousands):

Revenues....................................................  $  2,163
                                                              ========
Loss before income taxes....................................  $(12,150)
Provision for income taxes..................................        --
                                                              --------
Net loss....................................................  $(12,150)
                                                              ========

                     SOFTNET SYSTEMS, INC. AND SUBSIDIARIES

     Net liabilities associated with discontinued operations of Aerzone as of September 30, 2001 and 2000, are as follows (in thousands):

                                                                SEPTEMBER 30,
                                                              ------------------
                                                               2001       2000
                                                              -------   --------
Current assets:
  Accounts receivable, net..................................  $    --   $    376
  Inventory.................................................       --        326
  Other current assets......................................       22      1,149
                                                              -------   --------
Total current assets........................................       22      1,851
Property, plant and equipment, net..........................       --      4,226
Other assets................................................        2        241
                                                              -------   --------
Total assets................................................  $    24   $  6,318
                                                              =======   ========
Current liabilities:
  Accounts Payable..........................................  $    --   $  1,884
  Estimated closure costs...................................    2,039     18,222
  Accrued expenses..........................................       54      3,654
  Laptop Lane Limited acquisition reserve...................       27      1,329
  Current portion of long-term debt.........................       --        113
                                                              -------   --------
Total current liabilities...................................  $ 2,120   $ 25,202
                                                              =======   ========
Net liabilities associated with discontinued operations.....  $(2,096)  $(18,884)
                                                              =======   ========

 DISCONTINUED OPERATIONS OF ISP CHANNEL

     On December 7, 2000, the Company's Board of Directors approved a plan to discontinue providing cable-based Internet services through its ISP Channel subsidiary by December 31, 2000, because of (1) consolidation in the cable television industry made it difficult for ISP Channel to achieve the economies of scale necessary to provide such services profitably, and (2) the Company was no longer able to bear the costs of maintaining the ISP Channel. The operating results of ISP Channel has been segregated from continuing operations and is reported as loss from discontinued operations in the accompanying consolidated statements of operations. The loss from discontinued operations includes management's estimates of the remaining costs to wind down the business, costs to settle its outstanding liabilities, and the proceeds from the sale of assets. The assets and liabilities of such operations are reflected as net liabilities associated with discontinued operations of ISP Channel in the accompanying consolidated balance sheets as of September 30, 2001 and 2000. For the year ended September 30, 2000, the Company recorded as estimated loss on disposition reserve of ISP Channel of $97,200,000. Subsequently for the year ended September 30, 2001, the Company decreased the estimated loss on disposition reserve of ISP Channel by $10,008,000, primarily as a result of the Company experiencing better than previously estimated contract settlements. The estimated loss on disposition reserve of ISP Channel is reflected in net liabilities of discontinued operations of ISP Channel, Inc. in the accompanying consolidated balance sheets as of September 30, 2001 and 2000, and the corresponding benefit and charge are reflected in loss on disposition of discontinued operations in the accompanying consolidated statements of operations for the years ended September 30, 2001 and 2000.

                     SOFTNET SYSTEMS, INC. AND SUBSIDIARIES

     Operating results of ISP Channel are as follows (in thousands):

                                                                  YEAR ENDED
                                                                 SEPTEMBER 30,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
Revenues....................................................  $  6,039   $  2,550
                                                              ========   ========
Loss before income taxes....................................  $(60,249)  $(29,440)
Provision for income taxes..................................        --         --
                                                              --------   --------
Net loss....................................................  $(60,249)  $(29,440)
                                                              ========   ========

     Net liabilities associated with discontinued operations of ISP Channel as of September 30, 2001 and 2000, are as follows (in thousands):

                                                                SEPTEMBER 30,
                                                              ------------------
                                                               2001       2000
                                                              -------   --------
Current assets:
  Short-term investments, available-for-sale................  $    20   $     --
  Accounts receivable, net..................................       --      1,000
  Inventory, net............................................       --      2,701
  Other current assets......................................        2        469
                                                              -------   --------
Total current assets........................................       22      4,170
Property, plant and equipment, net..........................       --     12,890
Other assets................................................       --        222
                                                              -------   --------
Total assets................................................  $    22   $ 17,282
                                                              =======   ========
Current liabilities:
  Accrued expenses..........................................  $   422   $  7,836
  Estimated closure costs...................................    1,663     32,694
  Current portion of long-term debt.........................       --      1,464
  Current portion of capital leases.........................       --      5,243
                                                              -------   --------
Total current liabilities...................................    2,085     47,237
Long-term debt, net of current portion......................       --      1,615
Capital lease obligation, net of current portion............       --      6,141
                                                              -------   --------
Total liabilities...........................................  $ 2,085   $ 54,993
                                                              =======   ========
Net liabilities associated with discontinued operations.....  $(2,063)  $(37,711)
                                                              =======   ========

 DISCONTINUED OPERATIONS OF MICROGRAPHIC TECHNOLOGY CORPORATION

     On September 30, 1999, the Company sold the document management business, Micrographic Technology Corporation ("MTC"), to Global Information Distribution GmbH ("GID") for an aggregate purchase price of approximately $4,894,000 in cash, which, after selling costs, resulted in a loss of $321,000. The sale proceeds were used to reduce outstanding indebtedness and provide additional working capital. The operating results of MTC have been segregated from continuing operations and are reported as part of the loss from discontinued operations in the accompanying consolidated statements of operations.

                     SOFTNET SYSTEMS, INC. AND SUBSIDIARIES

     Operating results of MTC for the year ended September 30, 1999, are as follows (in thousands):

Revenues....................................................  $13,690
                                                              =======
Loss before income taxes....................................  $  (633)
Provision for income taxes..................................       --
                                                              -------
Net loss....................................................  $  (633)
                                                              =======

     Interest expense allocated to the MTC totaled $155,000 for the year ended September 30, 1999.

 DISCONTINUED OPERATIONS OF KANSAS COMMUNICATIONS, INC.

     On February 12, 1999, substantially all of the assets of the telecommunications segment, Kansas Communications, Inc. ("KCI"), were sold to Convergent Communications Services, Inc. ("Convergent") for an aggregate purchase price of approximately $6,300,000 subject to adjustment in certain events. Convergent paid $100,000 in cash in November 1998 upon execution of the letter of intent to purchase and paid the remainder of the purchase price on the closing date as follows: (i) $1,400,000 in cash; (ii) approximately 30,000 shares of Convergent's parent company common stock with an agreed value of approximately $300,000 ($10.00 per share) (the "Convergent Shares"); (iii) a promissory note in the amount of $2,000,000 (the "First Convergent Note") bearing simple interest at the rate of 11% per annum and payable on July 1, 2000; (iv) a promissory note in the amount of $1,000,000 (the "Second Convergent Note") bearing simple interest at the rate of 8% per annum and payable 12 months following the closing date; and (v) a promissory note in the amount of $1,500,000 (the "Third Convergent Note") bearing simple interest at the rate of 8% per annum and payable 12 months following the closing date, which is subject to mandatory prepayment in certain events. Furthermore, a purchase price adjustment subsequent to closing provided the Company with additional Convergent Shares with an agreed value of $198,000 for a total investment in Convergent Shares of $498,000. The investment in Convergent is an available-for-sale security and accordingly is classified as a short-term investment in the accompanying consolidated balance sheet at September 30, 2000. The Company had previously deferred the recognition of gain due to the uncertainty of Convergent's ability to perform. As a result of Convergent's successful initial public offering on July 20, 1999, the Company recognized the gain on sale of $2,141,000. For the year ended September 30, 1999, Convergent paid in full the First and Third Convergent Notes to the Company. On November 5, 1999, Convergent paid in full the Second Convergent Note to the Company. As a result of Convergent's inability to secure funding for its cash shortfall and subsequent filing on April 19, 2001, for protection under Chapter 11 of the U.S. Bankruptcy Code, the Company recognized an-other-than temporary decline of $498,000 for the year ended September 30, 2001. The other-than-temporary decline is reflected in the loss on disposition of equity investments, net in the accompanying consolidated statement of operations for the year ended September 30, 2001. The operating results of KCI has been segregated from continuing operations and is reported as loss from discontinued operations in the accompanying consolidated statement of operations for the year ended September 30, 1999.

     Operating results of KCI for the year ended September 30, 1999, are as follows (in thousands):

Revenues....................................................  $4,730
                                                              ======
Income before income taxes..................................  $  242
Provision for income taxes..................................     (72)
                                                              ------
Net income..................................................  $  170
                                                              ======

     Interest expense allocated to KCI totaled $2,000 for the year ended September 30, 1999.

     The provision for income taxes for the year ended September 30, 1999, is related to a prior period adjustment in deferred maintenance revenue for KCI.

                     SOFTNET SYSTEMS, INC. AND SUBSIDIARIES

4. RESTRUCTURING EXPENSE

     On December 28, 2000, the Company's Board of Directors approved a plan to reduce its corporate headquarters staff in conjunction with discontinuing the Aerzone and ISP Channel businesses. As a result of this plan, the Company established a $3,900,000 restructuring reserve, which consists primarily of severance costs for affected employees, and is reflected on the consolidated balance sheet as of September 30, 2001. Through September 30, 2001, $2,660,000 of severance payments has been applied to this reserve. The remainder of $1,240,000 will be utilized for severance for identified employees and relocation costs of Company headquarters.

5. CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS

     Short-term investments, available-for-sale are carried at fair value based on quoted market prices. Net unrealized holding losses amounted to $464,000 and $700,000, and are based on the market value of securities at September 30, 2001 and 2000, respectively. Net unrealized holding losses are reflected in accumulated other comprehensive loss in the accompanying consolidated balance sheets.

     Short-term investments, available-for-sale as of September 30, 2001, consist of $3,799,000 of debt securities that mature between three months to one year, $56,597,000 of debt securities that mature between one to five years, and $98,000 of common stock. Cash, cash equivalents and short-term investments, available-for-sale consist of the following as of September 30, 2001 (in thousands):

                                                         UNREALIZED   UNREALIZED
                                                COST        GAIN         LOSS      MARKET
                                               -------   ----------   ----------   -------
Cash and cash equivalents:
  Cash.......................................  $ 5,198     $  --        $  --      $ 5,198
  Banker's acceptance........................      412        --           --          412
  Corporate debt securities..................    1,004        --           --        1,004
  Money market funds.........................    8,346        --           --        8,346
                                               -------     -----        -----      -------
                                               $14,960     $  --        $  --      $14,960
                                               =======     =====        =====      =======
Short-term investments, available-for-sale:
  Market auction securities..................  $53,099     $  --        $  (2)     $53,097
  Foreign debt securities....................      798         1           --          799
  Corporate debt securities..................    6,793                   (293)       6,500
  Common stock...............................      268        --         (170)          98
                                               -------     -----        -----      -------
                                               $60,958     $   1        $(465)     $60,494
                                               =======     =====        =====      =======

     Short-term investments as of September 30, 2000, consist of $112,182,000 of debt securities that mature between three months to one year, $5,511,000 of debt securities that mature between one to five years, and

                     SOFTNET SYSTEMS, INC. AND SUBSIDIARIES

$9,728,000 of common stock. Cash and cash equivalents, and short-term investments, available-for-sale consist of the following as of September 30, 2000 (in thousands):

                                                        UNREALIZED   UNREALIZED
                                               COST        GAIN         LOSS       MARKET
                                             --------   ----------   ----------   --------
Cash and cash equivalents:
  Cash.....................................  $ 21,025       $--        $  --      $ 21,025
  Municipal securities.....................    21,913       --            (4)       21,909
  Money market funds.......................     1,797       --            --         1,797
                                             --------       --         -----      --------
                                             $ 44,735       $--        $  (4)     $ 44,731
                                             ========       ==         =====      ========
Short-term investments, available-for-sale:
  Municipal securities.....................  $ 65,365       $--        $ (52)     $ 65,313
  US Treasury securities...................    35,782       --           (20)       35,762
  Auction market preferreds................     3,411       --            --         3,411
  Foreign debt securities..................    13,217       --           (10)       13,207
  Common and preferred stock...............    10,342       --          (614)        9,728
                                             --------       --         -----      --------
                                             $128,117       $--        $(696)     $127,421
                                             ========       ==         =====      ========

6.  EQUITY INVESTMENTS

     On August 18, 1999, the Company acquired 106,250 series A convertible preferred stock shares of YourDay.com, Inc. ("YourDay"), a Delaware corporation, for $250,000. YourDay is a leading online calendar and scheduling system that integrates Palm Pilots, telephones and the Internet anywhere in the world. Subsequently, on February 23, 2000, YourDay merged with deltathree.com, Inc. ("Deltathree"), a Delaware corporation. The merger called for each YourDay series A convertible preferred stock share be converted into .0469 Deltathree series A common stock share. The Company received 4,983 Deltathree series A common stock shares in the exchange, and accounted for the exchange at fair value, which resulted in a loss of $37,000 included in gain on disposition of long-term equity investments in the accompanying consolidated statements of operations. Deltathree is a global provider of IP telephony services and other enhanced Web-based communications to individuals and businesses worldwide. Deltathree is listed and traded on the NASDAQ National Market under the symbol "DDDC". As a result of problems facing Deltathree in attempting to raise additional financing to cover projected cash shortfalls, the Company recognized an other-than-temporary decline of $207,000 for the year ended September 30, 2001. The other-than-temporary decline is reflected in the loss on disposition of equity investments, net in the accompanying consolidated statement of operations for the year ended September 30, 2001. The investment in Deltathree was an available-for-sale security, and accordingly, was classified as a short-term investment in the accompanying consolidated balance sheet at September 30, 2000.

     On February 23, 2000, the Company entered into an agreement to provide management consulting advice on strategy, operations, marketing, technology and content, and training related to high speed Internet services through cable television networks to Big Sky Network Canada, Ltd. ("Big Sky"), a British Virgin Islands international business company. As part of the agreement, the Company acquired 10,000 Big Sky common stock shares for $500,000. On April 24, 2000, the Company acquired an additional 40,000 Big Sky common stock shares for $2,000,000. Additionally, the Company incurred $1,136,000 of expenses on behalf of Big Sky for a total investment of $3,636,000. Big Sky is a company that forms cooperative joint venture relationships with government-approved partners to offer high capacity, high speed Internet access and services in major urban markets throughout the People's Republic of China. Subsequently, on September 29, 2000, the Company sold its 50,000 Big Sky common stock shares for $13,830,000 to the other owner of Big Sky, China

                     SOFTNET SYSTEMS, INC. AND SUBSIDIARIES

Broadband Corporation ("China Broadband"), a Nevada corporation, which resulted in a gain of $10,194,000 included in gain on disposition of long-term equity investments in the accompanying consolidated statements of operations. Proceeds from the sale consisted of (i) $2,500,000 in cash, (ii) a promissory note in the amount of $1,700,000 bearing interest at 8% per annum due September 29, 2001, and (iii) 1,133,000 China Broadband common stock shares valued at $9,630,000. China Broadband is the leading cable broadband provider in China. China Broadband is listed and traded on the NASDAQ Over-the-Counter Bulletin Board under the symbol "CBBD". On July 13, 2001, the Company sold its interest in China Broadband Corporation, consisting of 1,133,000 common stock shares and $1,700,000 promissory note and accrued interest, to Canaccord International Limited for $1,000,000. For this transaction, the Company recognized loss of $9,630,000 related to the 1,133,000 China Broadband common stock shares, and a loss of $768,000 related to the $1,700,000 promissory note and accrued interest. The loss related to the 1,133,000 China Broadband common stock shares, and the loss related to the promissory note and accrued interest are reflected in the loss on disposition of equity investments, net in the accompanying consolidated statement of operations for the year ended September 30, 2001. The investment in China Broadband was an available-for-sale security, and accordingly, was classified as short-term investments in the accompanying consolidated balance sheet at September 30, 2000.

     On August 18, 1999, the Company acquired 83,330 series A convertible preferred stock shares of YourStuff.com, Inc. ("YourStuff"), a Delaware corporation, for $250,000. YourStuff provides a secure Web-based central file repository. Subsequently, on October 30, 2000, YourStuff merged with SenseNet, Inc. ("SenseNet"), a Delaware corporation. The Company received 267,501 SenseNet common stock shares in the exchange, and accounted for the exchange at cost. SenseNet is a privately held company that provides intranet business applications that focus on increasing productivity and profitability. As a result of problems facing SenseNet in attempting to raise needed follow-on financing to cover projected cash shortfalls under current stock market conditions, the Company wrote off the investment of $250,000 related to the 267,501 SenseNet common stock shares for the year ended September 30, 2001. The write off is reflected in the loss on disposition of equity investments, net in the accompanying consolidated statement of operations for the year ended September 30, 2001. The investment in SenseNet was classified as long-term equity investments in the accompanying consolidated balance sheet at September 30, 2000.

     On January 14, 2000, the Company acquired 337,496 series B preferred stock shares of Dotcast.com, a California corporation, for $1,000,000. Dotcast.com is a privately held company developing a national high-speed digital network for the distribution of digital entertainment, interactive services and multimedia communications. The investment in Dotcast.com is classified as a long-term equity investment in the accompanying consolidated balance sheets at September 30, 2001 and 2000.

     On October 12, 1999, the Company entered into a memorandum of understanding with Pacific Century Cyberworks Limited ("Pacific Century") to form a joint venture, Pacific Century SoftNet, to market cable-based Internet products and services to cable operators throughout Asia. For the year ended September 30, 2000, the Company contributed $230,000 to this joint venture and recognized equity losses of $191,000, which is reflected in equity in net losses of investee companies in the accompanying consolidated statement of operations. As a result of Pacific Century and the Company mutually ending the joint venture, the Company wrote off the remaining investment of $39,000 for the year ended September 30, 2001. The write off is reflected in the loss on disposition of equity investments, net in the accompanying consolidated statement of operations for the year ended September 30, 2001. This joint venture investment was accounted for under the equity method, and accordingly, was classified as long-term equity investments in the accompanying consolidated balance sheet at September 30, 2000.

     On March 24, 2000, the Company entered into an agreement to provide management consulting advice on strategy, operations, marketing, technology and content, and training related to high speed Internet services through cable television networks to Interactive Cable Communications Incorporated ("ICC"). As part of

                     SOFTNET SYSTEMS, INC. AND SUBSIDIARIES
this agreement, the Company acquired 5,300 ICC common stock shares for $3,800,000, and formed a joint venture with Marubeni Corporation ("Marubeni"), a Japan corporation. ICC is engaged in the business of providing data transferring services including high-speed cable-based Internet services. For the year ended September 30, 2001 and 2000, the Company recognized equity income of $21,000 and equity losses of $390,000, respectively, and is reflected in equity in net losses of investee companies in the accompanying consolidated statements of operations. On July 17, 2001, the Company sold its 5,300 ICC common stock shares to Marubeni for $250,000. For this transaction, the Company recognized a loss of $3,180,000 related to the 5,300 ICC common stock shares. The loss is reflected in the loss on disposition of equity investments, net in the accompanying consolidated statement of operations for the year ended September 30, 2001. The investment in ICC was accounted for under the equity method, and accordingly, was classified as long-term equity investments in the accompanying consolidated balance sheet at September 30, 2000.

     On September 15, 2000, the Company entered into a stock purchase agreement to acquire 3,000,000 series A convertible preferred stock shares of Freewire Networks, Inc. ("Freewire"), a Delaware corporation, for $3,000,000. Freewire is a privately held company developing wireless broadband services at sporting venues using IEEE 802.11 technology. The Company holds Freewire in a corporate joint venture with Lucent Technologies Inc. ("Lucent") and Freewire's founding management stockholders. Under certain circumstances, Lucent has the option to require the Company to purchase Lucent's shares. For the year ended September 30, 2001, the Company recognized equity losses of $415,000 that is reflected in equity in net losses of investee companies in the accompanying consolidated statement of operations. As a result of problems facing Freewire in attempting to raise needed follow-on financing to cover projected cash shortfalls under current stock market conditions, the Company wrote off $2,622,000 related to the 3,000,000 Freewire series A convertible preferred stock shares for the year ended September 30, 2001. The write off is reflected in the loss on disposition of equity investments, net in the accompanying consolidated statement of operations for the year ended September 30, 2001. The investment in Freewire was accounted for under the equity method, and accordingly, was classified as a long-term equity investment in the accompanying consolidated balance sheet at September 30, 2000. On September 26, 2001, Lucent brought action against the Company, alleging that the Company breached a contract by failing to purchase Lucent's shares in Freewire Networks, Inc. and claiming damages of approximately $3.5 million, which may be subject to increase over time. The Company continues to believe that Lucent's claims are without merit and will be contested vigorously.

     In November 2000, the Company acquired 1,000,000 common stock shares and 400,000 preference stock shares of SkyNet Global Limited ("SkyNet"), an Australian corporation, for $262,000 and $484,000, respectively. SkyNet is a provider of business center services in airports. SkyNet's common stock is listed and traded on the Australian Stock Exchange under the symbol "SKG.AX". The common stock investment in SkyNet is an available-for-sale security, and accordingly, is classified as a short-term investment in the accompanying consolidated balance sheet at September 30, 2001. The preference stock investment of SkyNet is classified as a long-term equity investment in the accompanying consolidated balance sheet at September 30, 2001.

                     SOFTNET SYSTEMS, INC. AND SUBSIDIARIES

7. PROPERTY AND EQUIPMENT, NET

     Property and equipment consist of the following (in thousands):

                                                               SEPTEMBER 30,
                                                              ---------------
                                                               2001     2000
                                                              ------   ------
Leasehold improvements......................................  $   --   $1,134
Furniture and fixtures......................................      39      540
Equipment...................................................   1,027      421
Construction in Progress....................................      --        6
                                                              ------   ------
Property and equipment, gross...............................   1,066    2,101
Less allowance for depreciation.............................    (375)    (530)
                                                              ------   ------
Property and equipment, net.................................  $  691   $1,571
                                                              ======   ======

8. LONG-TERM DEBT

     Long-term debt consists of the following (in thousands):

                                                                SEPTEMBER 30,
                                                              -----------------
                                                               2001      2000
                                                              -------   -------
6% Convertible Subordinated Secured Debentures, due February
  28, 2002, with semi-annual interest payments, convertible
  into the Company's common stock at $8.10 per share........  $    --   $   660
5% Convertible Subordinated Debentures, due September 30,
  2002, interest payable annually, convertible into the
  Company's common stock at $8.25 per share after December
  31, 1998..................................................    1,444     1,444
Promissory note bearing interest at 8.5%, due February 9,
  2001, principal and interest due and payable at maturity
  or at date of prepayment or acceleration of note (see Note
  3)........................................................       --     2,000
Other.......................................................       --       161
                                                              -------   -------
Total long-term debt........................................    1,444     4,265
Less current portion........................................   (1,444)   (2,161)
                                                              -------   -------
Long-term debt, net of current portion......................  $    --   $ 2,104
                                                              =======   =======

     On September 15, 1995, in association with the acquisition of MTC, the Company assumed $1,800,000 of 6% Convertible Subordinated Secured Debentures due February 28, 2002. These 6% debentures are subject to redemption at the option of the Company at face value, provided however, that the Company issues warrants to common stock shares purchase for the same number of shares as would have been issued if the debentures were converted. Through September 30, 1998, the Company issued 133,332 common stock shares pursuant to the conversion of $1,080,000 of these convertible debentures. For the year ended September 30, 1999, the Company issued 7,407 common stock shares pursuant to the conversion of $60,000 of these convertible debentures by a single holder of these debentures. Subsequently, on November 15, 2000, the remaining principal of $660,000 and accrued interest was paid.

     On January 2, 1998, the Company issued $1,444,000 principal amount of its 5% Convertible Subordinated Debentures due September 30, 2002, to Mr. R.C.W. Mauran, who was at the time of the transaction a beneficial owner of more than 5% of the Company's common stock, in exchange for the assignment to the Company of certain equipment leases and other consideration, all of which had been assimilated into the

                     SOFTNET SYSTEMS, INC. AND SUBSIDIARIES
business of Micrographic Technology Corporation. The debentures are convertible into the Company's common stock at $8.25 per share after December 31, 1998.

9. COMMITMENTS AND CONTINGENCIES

 OPERATING LEASES

     The Company has entered into operating leases for office space, manufacturing facilities, satellite transponder space and certain other office equipment. These operating leases provide for minimum rents and generally include options to renew for additional periods.

     Future minimum lease payments under non-cancelable operating leases as of September 30, 2001, are as follows (in thousands):

YEAR ENDING SEPTEMBER 30:
  2002......................................................  $  488
  2003......................................................     529
  2004......................................................     534
  2005......................................................     445
                                                              ------
                                                              $1,996
                                                              ======

     The Company's rent expense from continuing operations for the years ended September 30, 2001, 2000 and 1999, were $499,000, $649,000 and $659,000, respectively.

 LEGAL PROCEEDINGS

     On September 26, 2001, Lucent Technologies Inc. ("Lucent") brought action in San Francisco Superior Court against the Company, alleging that the Company breached a contract by failing to purchase Lucent's shares in Freewire Networks, Inc. ("Freewire") and claiming damages of approximately $3.5 million, which may increase over time. On December 31, 2001, the San Francisco Superior Court issued an order to deny Lucent's application for writ of attachment, finding that Lucent had not shown a substantial probability that it will prevail on its claim. The Company continues to believe that Lucent's claims are without merit and will be contested vigorously.

     On November 9, 2001, Nokia, Inc. ("Nokia") commenced an action in San Francisco Superior Court against the Company and Aerzone, alleging breach of contract arising out of the Aerzone's proposed operations in certain airports. Nokia seeks approximately $2.1 million in damages. The Company believes that Nokia's claims are without merit and intends to contest these claims vigorously. Additionally, the Company deposited security collateral of $1,053,000 as required by the performance bond indemnity agreement with the surety company. In the event that the Company prevails, any balance on the collateral will be returned by the surety company to the Company. The security collateral is reflected in other assets of the accompanying condensed consolidated balance sheets as of June 30, 2002, and September 30, 2001.

     On October 30, 2001, GID commenced a demand for arbitration against the Company, alleging breach of contract and warranties relating to the sale of MTC to GID on September 30, 1999. GID claims approximately $2.1 million in damages. The Company believes GID's claims are without merit and intends to contest these claims vigorously.

     The Company is also involved in other legal proceedings and claims, which arise in the ordinary course of its discontinued businesses. The Company believes the results of the above noted legal proceedings, other pending legal proceedings and claims are not expected to have a material adverse effect on its results of operations, financial condition or cash flows.

                     SOFTNET SYSTEMS, INC. AND SUBSIDIARIES

10. REDEEMABLE CONVERTIBLE PREFERRED STOCK AND COMMON STOCK

 REDEEMABLE CONVERTIBLE PREFERRED STOCK

     On December 31, 1997, the Company issued to RGC International Investors, LDC ("RGC"), 5,000 Series A Preferred Stock shares and warrants to purchase 150,000 common stock shares (the "Series A Warrants") for an aggregate purchase price of $5,000,000; $435,000 of the purchase price has been allocated to the value of the Series A Warrants. The conversion price of the Series A Preferred Stock was equal to the lower of $8.28 per share and the lowest consecutive two-day average closing price of the common stock during the 20-day trading period immediately prior to such conversion. The sale was arranged by Shoreline Pacific Institutional Finance ("SPIF"), the Institutional Division of Financial West Group, which received a fee of $250,000 plus warrants to purchase 20,000 common stock shares, which are exercisable at $6.625 and expire on December 31, 2000. For the year ended September 30, 1998, RGC received 100.78 Series A Preferred Stock shares as dividends paid in kind. For the year ended September 30, 1998, the Company issued 299,946 common stock shares pursuant to the conversion of 2,000 Series A Preferred Stock shares, including accrued dividends, at a price of $6.6875 per share. For the year ended September 30, 1999, the Company issued 413,018 common stock shares pursuant to the conversion of the remaining 3,100.78 Series A Preferred Stock shares at a price of $7.5625 per share.

     On May 28, 1998, the Company issued to RGC and Shoreline Associates I, LLC ("Shoreline"), 9,000 and 1,000 Series B Preferred Stock shares, respectively, and warrants to purchase 180,000 and 20,000 common stock shares (the "Series B Warrants"), respectively, for an aggregate purchase price of $10,000,000; $900,000 of the purchase price has been allocated to the value of the Series B Warrants. Prior to February 28, 1999, the conversion price of the Series B Preferred Stock was equal to $13.20 per share. Thereafter, the conversion price of the Series B Preferred Stock was equal to the lower of $13.20 per share and the lowest five-day average closing price of the common stock during the 20-day trading period immediately prior to such conversion. The sale was arranged by SPIF, which received a fee of $500,000 plus warrants to purchase 50,000 common stock shares, which are exercisable at $11.00 and expire on May 28, 2002. For the year ended September 30, 1998, RGC and Shoreline received 112.5 and 12.5 Series B Preferred Stock shares, respectively, as dividends paid in kind. For the year ended September 30, 1999, RGC and Shoreline received 113.90 and 12.66 Series B Preferred Stock shares, respectively, as dividends paid in kind. For the year ended September 30, 1999, the Company issued 782,352 common stock shares pursuant to the conversion of all 10,251.56 Series B Preferred Stock shares at a price of $13.20 per share.

     On August 31, 1998, the Company issued to RGC 7,500 Series C Preferred Stock shares and warrants to purchase 93,750 common stock shares (the "Series C Warrants") for an aggregate purchase price of $7,500,000; $277,000 of the purchase price has been allocated to the value of the Series C Warrants. Prior to May 31, 1999, the conversion price of the Series C Preferred Stock was equal to $9.00 per share. Thereafter, the conversion price of the Series C Preferred Stock was equal to the lower of $9.00 per share and the lowest five-day average closing price of the common stock during the 30-day-trading period immediately prior to such conversion. The sale was arranged by SPIF, which received a fee of $375,000 plus warrants to purchase 26,250 common stock shares, which are exercisable at $7.50 and expire on August 31, 2002. For the year ended September 30, 1998, RGC received 31.25 Series C Preferred Stock shares as dividends paid in kind. For the year ended September 30, 1999, RGC received 94.14 Series C Preferred Stock shares as dividends paid in kind. For the year ended September 30, 1999, the Company issued 909,148 common stock shares pursuant to the conversion of all 7,625.39 Series C Preferred Stock shares at a price of $9.00 per share.

     For the year ended September 30, 1999, the Company incurred a penalty of $498,000, included in miscellaneous income (expense) in the accompanying consolidated statement of operations, as a result of a delay in its ability to register the underlying common stock of the Series C redeemable convertible preferred stock with the Securities and Exchange Commission. This penalty was paid to the holders of the Series C redeemable convertible preferred stock through the issuance of an additional 55,378 common stock shares.

                     SOFTNET SYSTEMS, INC. AND SUBSIDIARIES

     As of September 30, 1999, all of the Preferred Stock, including dividends paid-in-kind and accrued interest, were converted into an aggregate of 2,404,464 common stock shares of the Company. Additionally, all warrants to purchase common stock shares related to the issuance of the Preferred Stock were exercised as of September 30, 2000.

  COMMON STOCK

     On September 15, 1995, the Company issued $2,856,000 of its 9% Convertible Subordinated Debentures due September 15, 2000, in conjunction with the acquisition of MTC. The debentures were issued to the shareholders of MTC as partial consideration for the acquisition. These 9% debentures have a conversion price of $6.75. Through September 30, 1998, the Company issued 158,481 common stock shares pursuant to the conversion of $1,070,000 of convertible debt by seven separate holders of these debentures. For the year ended September 30, 1999, the Company issued 63,719 common stock shares pursuant to the conversion of $430,000 of convertible debt by five separate holders of these debentures. For the year ended September 30, 2000, the Company issued 1,467 common stock shares pursuant to the conversion of $63,000 of convertible debt by two separate holders of these debentures. On September 15, 2000, the Company paid the remaining $1,294,000 of convertible debt and accrued interest in cash.

     On February 22, 1999, the Company entered into a license agreement with Inktomi Corporation ("Inktomi", the "Inktomi Licensing Agreement") allowing the Company rights to install certain Inktomi caching technology into the Company's cable-based Internet network infrastructure. Additionally, the Inktomi Licensing Agreement allows the Company to purchase up to 500 additional licenses during the first four years of the agreement. The Inktomi Licensing Agreement was valued at $4,000,000 for a total of 500 licenses, of which the first $1,000,000 was paid with 65,843 common stock shares of the Company and the remaining amount payable in cash in eight quarterly payments of $375,000. For the years ended September 30, 2001, 2000 and 1999, total payments amounted to $750,000, $1,500,000 and $750,000, respectively. Prepaid license fees were $2,602,000 at September 30, 2000. As a result of the Company discontinuing the operations of ISP Channel, prepaid license fees were written off and reflected in the loss on disposition of discontinued operations for the year ended September 30, 2000. Payments for the year ended September 30, 2001, were charged directly to the net liabilities associated with discontinued operations of ISP Channel, Inc. in the accompanying consolidated balance sheet.

     On April 28, 1999, the Company completed a secondary public offering (the "Secondary Offering"), in which it sold 4,600,000 common stock shares at $33.00 per share. The Company received $141,502,000 in cash, net of underwriting discounts, commissions and other offering costs.

     On December 13, 1999, the Company completed a private placement of 5,000,000 common stock shares for net proceeds of $128,121,000 to Pacific Century Cyberworks Limited ("Pacific Century"), and entitled Pacific Century to designate two persons for election to the Board of Directors.

     In conjunction with offering incentives to launch the Company's ISP Channel cable-based Internet services, the Company issued common stock to cable affiliates in return for the exclusive rights to provide Internet services to their customers. During the year ended September 30, 1999, the Company issued an aggregate of 13,574 common stock shares valued at $337,000 to eight separate cable affiliates. During the year ended September 30, 2000, the Company issued 35,160 common stock shares valued at $419,000 to two separate cable affiliates. In addition, on April 12, 1999, the Company issued 660,000 common stock shares to an investor for $14,990,000 in cash and a modification of the affiliate agreement between the Company and Teleponce Cable TV, which is controlled by the investor; the modification of the affiliate agreement was valued at $8,925,000 as a cable affiliate launch incentive. Further, on November 4, 1999, the Company entered into various definitive agreements with Mediacom LLC ("Mediacom"). In exchange for signing an agreement to launch the ISP Channel services, the Company issued a total of 3,500,000 common stock shares to Mediacom, of which 3,150,000 common stock shares were restricted. The restrictions were progressively

                     SOFTNET SYSTEMS, INC. AND SUBSIDIARIES
lifted as Mediacom launched ISP Channel's services in Mediacom's cable television systems. As of September 30, 2000, there were 2,100,000 common stock shares restricted and unvalued. The unrestricted 1,400,000 common stock shares were valued at $26,513,000 as cable affiliate launch incentive. As a result of the Company discontinuing the operations of ISP Channel, the cable affiliate launch incentive, net of amortization, was written off and reflected in the loss on disposition of discontinued operations for the year ended September 30, 2000, and in the net assets associated with discontinued operations at September 30, 1999. On February 16, 2001, the Company and ISP Channel entered into agreements with Mediacom, to terminate Mediacom's affiliate relationship with ISP Channel. As part of these agreements Mediacom released all obligations under the affiliate agreement with ISP Channel and returned 1,300,000 restricted common stock shares of the Company, and in exchange received certain equipment, a $3,768,000 payment from the Company, and the Company removed restrictions on 800,000 common stock shares valued at $1,500,000 held by Mediacom. Mediacom currently holds a total of 2,200,000 unrestricted common stock shares of the Company. Pursuant to these agreements, neither the Company nor ISP Channel has any further material obligation to Mediacom.

11.  TREASURY STOCK

     On August 15, 2000, the board of directors authorized the repurchase of up to 2,600,000 common stock shares of the Company. The Company's repurchases of shares of common stock are recorded at cost as treasury stock and result in a reduction of stockholders' equity. For the years ended September 30, 2001 and 2000, the Company repurchased 1,881,000 common stock shares for $6,858,000 and 409,500 common stock shares for $2,279,000, respectively.

12.  2000 EMPLOYEE STOCK PURCHASE PLAN ("ESPP")

     On February 22, 2000, the Company adopted ESPP, which provides for eligible Company employees to purchase common stock shares through payroll deductions during six-month offering periods. Initial enrollment for ESPP began on March 13, 2000, for the first offering period of April 1, 2000, to June 30, 2000. Each subsequent offering period will begin July 1 or January 1 and end December 31 or June 30, respectively.

     Substantially all employees are eligible for ESPP if they are employed for twenty (20) or more hours per week on the first day of the offering period. Eligible employees may elect to contribute up to 15% of their base compensation.

     ESPP provides for the purchase of common stock at the lower of 85% of the fair market value of the common stock shares on the first day of the offering period or 85% of the fair market value of the common stock shares on the last day of the offering period. A total of 1,325,000 common stock shares are reserved for issuance under ESPP. For the years ended September 30, 2001 and 2000, the Company issued 56,769 common stock shares for a total value of $100,000 and 15,116 common stock shares for a total value of $145,000, respectively.

     On February 2, 2001, the Company's Board of Directors agreed to suspend ESPP indefinitely beginning July 1, 2001.

13.  STOCK OPTION AND WARRANTS

  1998 STOCK INCENTIVE PLAN ("1998 PLAN")

     Effective October 1, 1998, the Company implemented the 1998 Plan, which the Company's stockholders approved on April 13, 1999. Concurrent with such stockholder approval, all outstanding options under the Company's 1995 Long-Term Incentive Plan (the "Incentive Plan") were incorporated into the 1998 Plan, and no further option grants or stock issuances will be made under the Incentive Plan. However, the incorporated options will continue to be governed by their existing terms, unless the Administrator of the 1998 Plan elects

                     SOFTNET SYSTEMS, INC. AND SUBSIDIARIES
to extend one or more features of the 1998 Plan to those options. Stock options granted under the Incentive Plan have an exercise price not less than the fair market value of the option shares on the grant date and generally become exercisable in three successive equal installments over the optionee's period of continued service with the Company. The 1998 Plan provides for the grants of non-statutory and incentive stock option grants, stock appreciation rights, restricted stock awards, performance shares, and other awards to officers, employees and other individuals. Under the terms of the 1998 Plan, options have a maximum term of ten years from the date of grant. The granted options have various vesting criteria depending on the grantee, with most grants having a vesting period of four years. As of September 30, 2001, a total of 5,466,887 common stock shares are reserved for issuance under the 1998 Plan. In addition, the number of common stock shares reserved for issuance under the 1998 Plan will automatically be increased on the first trading day of each calendar year, beginning in calendar year 2000, by an amount equal to four percent of the total number of common stock shares outstanding on the last trading day of the preceding calendar year, but in no event will any such annual increase exceed 2,000,000 shares, subject to adjustment for subsequent stock splits, stock dividends and similar transactions. As of September 30, 2001, options for 1,371,169 common stock shares were outstanding, options for 865,651 common stock shares were vested and options for 4,095,718 common stock shares remained available for future option grants and other awards.

  1999 SUPPLEMENTAL STOCK INCENTIVE PLAN ("1999 PLAN")

     The Company's 1999 Plan is an equity incentive program for employees and consultants who are neither officers nor directors of the Company. Awards under the 1999 Plan may, in general, be made in the form of non-statutory stock option grants, stock appreciation rights, restricted stock awards or performance shares. Each stock option grant will have an exercise price not less than the fair market value of the option shares on the grant date and will generally have a vesting period of four years. A total of 750,000 common stock shares are reserved for issuance under the 1999 Plan. As of September 30, 2001, options for 16,447 common stock shares were outstanding, options for 9,488 common stock shares were vested, and options for 733,553 common stock shares remained available for future option grants and other awards.

  MICROGRAPHIC TECHNOLOGY CORPORATION EMPLOYEE STOCK OPTION PLAN ("MTC PLAN")

     The Company's former MTC Plan was an equity incentive program, which was established for the employees of Micrographic Technology Corporation. The Company sold Micrographic Technology Corporation on September 30, 1999 (See Note
3). A total of 40,000 common stock shares were reserved for issuance under the MTC Plan. All options granted under the MTC Plan are designed to qualify as incentive stock options under the federal tax laws. Each granted option became exercisable for the option shares in a series of three successive equal annual installments over the optionee's period of continued service with Micrographic Technology Corporation. As of September 30, 2001, options for 1,693 common stock shares were outstanding and fully vested and no common stock shares remained available for future options grants.

  NON-PLAN CONSULTANT AND EMPLOYEE STOCK OPTIONS

     Through September 30, 2001, the Company has granted options to seven separate non-employee consultants to purchase an aggregate of 180,500 common stock shares. The options were granted as partial consideration for services rendered. The options typically vest over the period of contracted service. The exercise price of these options range from $7.375 to $23.8125. In the aggregate, the options have a weighted average exercise price of $13.08. As of September 30, 2001, non-employee consultant options for 91,806 common stock shares were vested and outstanding.

                     SOFTNET SYSTEMS, INC. AND SUBSIDIARIES

  COMMON STOCK WARRANTS

     On January 12, 1999, the Company issued $12,000,000 of its 9% Senior Subordinated Convertible Notes (the "Notes") due January 1, 2001, to a group of institutional investors. These Notes were convertible into the Company's common stock with an initial conversion price of $17.00 per share until July 1, 1999, and, thereafter, at the lower of $17.00 per share (the "Initial Conversion Price") and the lowest five-day average closing bid price of the Company's common stock during the 30-day trading period ending one day prior to the applicable conversion date (the "Conversion Price"). In connection with these Notes, the Company issued to these investors warrants to purchase an aggregate of 300,000 shares of the Company's common stock. These warrants have an exercise price of $17.00 per share and expire in 2003. On April 28, 1999, as a result of the Company's underwritten secondary public offering (the "Secondary Offering"), and in conjunction with an anti-dilution provision associated with the Notes, the Initial Conversion Price was reduced from $17.00 to $16.49 per share. Furthermore, in order to secure three month lock-up agreements from the holders of the Notes in conjunction with the Secondary Offering, the Company entered into a new arrangement with the holders of the Notes to issue all future interest payments, beginning with the three months ended June 30, 1999, in the form of convertible notes with substantially the same form and features as the original Notes. Therefore, the Company issued an additional $549,000 in notes, representing interest for the six months ended September 30, 1999 (the "Interest Notes"). The fair value of the warrants on the issuance date was estimated using the Black-Scholes option pricing model with the following assumptions: volatility of 108%, risk free interest rate of 4.78%, no dividend yield, and an expected contractual life of four years. The total fair value of $4,267,000 was recorded as deferred debt issuance costs and was being amortized to interest expense over the contractual life of the associated debt instruments. On October 22, 1999, all of the Notes, related Interest Notes and accrued interest were converted into 765,201 common stock shares of the Company valued at $9,949,000, which includes the remaining unamortized deferred debt issuance costs of $2,732,000.

     On March 22, 1999, the Company issued warrants to purchase 3,013 common stock shares to an institutional lender in connection with a $3,000,000 credit facility. The credit facility was used to fund certain capital equipment acquisitions. The warrants have an exercise price of $29.875 and expire on March 22, 2003. The fair value of the warrants on the issuance date was estimated using the Black-Scholes option pricing model with the following assumptions: volatility of 108%, risk free interest rate of 4.78%, no dividend yield, and an expected contractual life of four years. The total fair value of $67,000 was recorded as deferred debt issuance costs in the accompanying consolidated balance sheet at September 30, 2000, and was being amortized to interest expense over the contractual life of the associated debt instruments.

                     SOFTNET SYSTEMS, INC. AND SUBSIDIARIES

  OPTIONS AND WARRANTS OUTSTANDING

     The following table summarizes the outstanding options and warrants to purchase common stock shares for the three years ended September 30, 2001:

                                                                                        OUTSTANDING
                                    OUTSTANDING OPTIONS    OUTSTANDING WARRANTS    OPTIONS AND WARRANTS
                                   ---------------------   ---------------------   ---------------------
                                                WEIGHTED               WEIGHTED                 WEIGHTED
                                                AVERAGE                 AVERAGE                 AVERAGE
                                                EXERCISE               EXERCISE                 EXERCISE
                                     SHARES      PRICE      SHARES       PRICE       SHARES      PRICE
                                   ----------   --------   ---------   ---------   ----------   --------
BALANCE, SEPTEMBER 30, 1998......   1,370,125    $ 7.42     832,399     $ 9.27      2,202,524    $ 8.12
  Granted........................   2,618,700     16.68     303,013      17.13      2,921,713     16.73
  Exercised......................    (440,730)     6.33    (572,064)      9.87     (1,012,794)     8.33
  Canceled.......................    (155,192)    13.89     (60,335)      8.72       (215,527)    12.44
                                   ----------              ---------               ----------
BALANCE, SEPTEMBER 30, 1999......   3,392,903     14.43     503,013      13.38      3,895,916     14.29
  Granted........................   4,891,000     20.93          --         --      4,891,000     20.93
  Exercised......................    (365,592)     7.53    (200,000)      7.69       (565,592)     7.59
  Canceled.......................  (1,445,361)    21.08          --         --     (1,445,361)    21.08
                                   ----------              ---------               ----------
BALANCE, SEPTEMBER 30, 2000......   6,472,950     13.75     303,013      17.13      6,775,963     13.90
  Granted........................     743,600      3.30          --         --        743,600      3.30
  Exercised......................          --        --          --         --             --        --
  Canceled.......................  (5,735,435)    17.90          --         --     (5,735,435)    17.90
                                   ----------              ---------               ----------
BALANCE, SEPTEMBER 30, 2001......   1,481,115    $11.44     303,013     $17.13      1,784,128    $12.41
                                   ==========              =========               ==========

     The following table summarizes information regarding stock options outstanding as of September 30, 2001:

                                                   OUTSTANDING OPTIONS             VESTED OPTIONS
                                            ----------------------------------   ------------------
                                                         WEIGHTED
                                                          AVERAGE     WEIGHTED             WEIGHTED
                                                         REMAINING    AVERAGE              AVERAGE
                                                        CONTRACTUAL   EXERCISE             EXERCISE
RANGE OF EXERCISE PRICE                      SHARES     LIFE(YEARS)    PRICE     SHARES     PRICE
-----------------------                     ---------   -----------   --------   -------   --------
$ 0.01 to $10.00..........................    691,612      8.52        $ 4.01    435,715    $ 4.00
 10.01 to  20.00..........................    492,525      7.74         13.83    373,451     13.53
 20.01 to  30.00..........................    215,196      8.00         24.75    119,389     24.31
 30.01 to  45.00..........................     81,782      8.28         40.73     40,083     40.60
                                            ---------                            -------
$ 0.01 to $45.00..........................  1,481,115      8.17        $12.29    968,638    $11.69
                                            =========                            =======

  STOCK OPTION COMPENSATION ON A PRO FORMA BASIS

     As allowed by Statement of Financial Accounting Standards No. 123 ("FASB 123"), Accounting for Stock-Based Compensation, the Company continues to apply the provisions of Accounting Principles Board Opinion No. 25 ("APB 25"), Accounting for Stock Issued to Employees, in accounting for its stock based employee compensation arrangements and discloses the pro forma net loss and loss per share information as if the fair value method suggested in FASB 123 had been applied.

     Had compensation cost for the Company's stock-based compensation arrangements for employees been determined based on the fair value at grant date of the awards for the years ended September 30, 2001, 2000

                     SOFTNET SYSTEMS, INC. AND SUBSIDIARIES
and 1999, consistent with the provisions of FASB 123, the Company's net loss and loss per share would have been the pro forma amounts as follows (in thousands, except per share data):

                                                         YEAR ENDED SEPTEMBER 30,
                                                      -------------------------------
                                                        2001       2000        1999
                                                      --------   ---------   --------
Net loss applicable to common shares, as reported...  $(50,647)  $(232,353)  $(50,482)
                                                      ========   =========   ========
Net loss applicable to common shares, pro forma.....  $(48,412)  $(303,420)  $(54,030)
                                                      ========   =========   ========
Basic and diluted loss per common share, as
  reported..........................................  $  (2.31)  $   (9.88)  $  (4.09)
                                                      ========   =========   ========
Basic and diluted loss per common share, pro
  forma.............................................  $  (1.93)  $  (12.90)  $  (4.38)
                                                      ========   =========   ========

     The fair value of each stock option grant on the date of grant was estimated using the Black-Scholes option-pricing model with the following weighted average assumptions:

                                                         YEAR ENDED SEPTEMBER 30,
                                                     ---------------------------------
                                                        2001         2000       1999
                                                     -----------   --------   --------
Volatility.........................................       110.59%     96.72%     85.00%
Risk-free interest rate............................         5.25%      5.88%      5.74%
Dividend yield.....................................           --         --         --
Expected lives.....................................   2.24 Years    4 Years    4 Years
Weighted average fair value........................        $1.94     $14.53     $39.81

14. DEFERRED COMPENSATION

     From October 1, 1998 to April 12, 1999, the Company, pursuant to the 1998 Plan, granted 1,618,550 incentive and non-qualified common stock options with a weighted average exercise price of $12.74 per share to certain employees. As a result of the adoption of the 1998 Plan (see Note 14), and in accordance with APB 25, the Company recorded a non-cash deferred stock compensation charge of $77,361,000 related to the issuance of these stock options. Deferred stock compensation is amortized on a straight-line basis over the remaining vesting period of such stock options to compensation related to stock options. For the years ended September 30, 2001, 2000 and 1999, the Company recognized compensation expense (benefit) related to these stock options of $(1,279,000), which includes $(472,000) allocated to the discontinued operations of ISP Channel and Intellicom; $18,711,000, which includes $4,043,000 allocated to the discontinued operations of ISP Channel and Intellicom; and $11,258,000, which includes $3,085,000 allocated to the discontinued operations of ISP Channel and Intellicom, respectively.

     Also, in accordance with FASB 123 the Company recognized deferred compensation charges of approximately $1,890,000 with respect to the 140,500 option shares it has issued to certain consultants. These deferred compensation charges were amortized, on an accelerated basis over the vesting period of such options, in accordance with Financial Accounting Standards Board Interpretation No. 28, Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans. For the years ended September 30, 2001, 2000 and 1999, the Company has recognized compensation expense (benefit) related to these stock options of $(31,000), $261,000 and $1,633,000, respectively.

15. RELATED PARTY TRANSACTIONS

     On November 4, 1999, the Company entered into various definitive agreements with Mediacom LLC ("Mediacom"). In exchange for signing an agreement to launch the ISP Channel services, the Company issued a total of 3,500,000 common stock shares to Mediacom, of which 3,150,000 shares were restricted. The restrictions were progressively lifted as Mediacom launched ISP Channel's services in Mediacom's cable

                     SOFTNET SYSTEMS, INC. AND SUBSIDIARIES
television systems. As of September 30, 2000, there were 2,100,000 shares restricted and unvalued. The unrestricted 1,400,000 shares were valued at $26,513,000 as cable affiliate launch incentive. As a result of the Company discontinuing the operations of ISP Channel, the cable affiliate launch incentive, net of amortization, was written off and reflected in the loss on disposition of discontinued operations for the year ended September 30, 2000, and in the net assets associated with discontinued operations at September 30, 1999. On February 16, 2001, the Company and ISP Channel entered into agreements with Mediacom, to terminate Mediacom's affiliate relationship with ISP Channel. As part of these agreements Mediacom released all obligations under the affiliate agreement with ISP Channel and returned 1,300,000 restricted common stock shares of the Company, and in exchange received certain equipment, a $3,768,000 payment from the Company, and the Company removed restrictions on 800,000 common stock shares valued at $1,500,000 held by Mediacom. Mediacom currently holds a total of 2,200,000 unrestricted common stock shares of the Company. Pursuant to these agreements, neither the Company nor ISP Channel has any further material obligation to Mediacom.

     On August 18, 1999, SoftNet Ventures, Inc., a wholly owned subsidiary of SoftNet, made strategic investments of $250,000 each in YourDay and YourStuff, which represents less than five percent of the voting power of each company. Edward A. Bennett, a Director of the Company, served on the Board of Directors of both YourDay and YourStuff at the time of the investment (see Note 6).

     On February 6, 2001, the Company engaged (212) Ventures, Inc. for business and financial advisory services. For the year ended September 30, 2001, the Company paid (212) Ventures, Inc. $100,000 for such services. At that time, Edward A. Bennett, a Director of the Company, was a principal of (212) Ventures, Inc.

     On February 2, 2001, the Company's Board of Directors appointed Ronald I. Simon, a Director of the Company, to acting Chief Executive Officer and Chief Financial Officer at $2,500 per day or $10,000 per week beginning February 5, 2001. Mr. Simon was paid $170,000 for serving as acting Chief Executive Officer and Chief Financial Officer from February 5, 2001, to June 1, 2001.

     For the years ended September 30, 2001, 2000 and 1999, the Company paid to Bear, Stearns & Co., Inc. $350,000, $522,000 and $53,000, respectively, for investment banking services. Robert C. Harris, Jr., a Director of the Company, is a senior managing director of Bear, Stearns & Co., Inc.

16.  INCOME TAXES

     The Company's provision for income taxes of zero in all years differed from the expected benefit at 35% as a result of losses for which no benefit was recognized.

                     SOFTNET SYSTEMS, INC. AND SUBSIDIARIES

     The tax effects of the components of deferred taxes for continuing operations are as follows (in thousands):

                                                              AS OF SEPTEMBER 30,
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
Inventory and other operating reserves......................  $  3,858   $     31
Accounts receivable.........................................        50         26
Unpaid accruals.............................................       349        108
Deferred revenue............................................        44         60
Property and equipment......................................        35         --
Other.......................................................        79         22
Net operating loss carryforwards............................    87,530     49,157
                                                              --------   --------
Total gross deferred tax asset..............................    91,945     49,404
Valuation allowance.........................................   (91,945)   (49,082)
                                                              --------   --------
Total deferred tax assets...................................        --        322
                                                              --------   --------
Deferred tax liabilities -- property and equipment..........        --       (322)
                                                              --------   --------
Net deferred tax asset......................................  $     --   $     --
                                                              ========   ========

     The Company has established a valuation allowance for the portion of the deferred tax assets for which realization is uncertain. The valuation allowance for deferred tax assets as of September 30, 2001 and 2000, was $91,945,000 and $49,082,000, respectively. The change in valuation allowance for the years ended September 30, 2001 and 2000, was $42,863,000 and $26,617,000, respectively.

     The Company has net operating loss carryforwards for federal and state income tax purposes of approximately $244,475,000 and $34,372,000, respectively, available to reduce future income subject to income taxes. The federal net operating loss carryforwards expire in fiscal years 2002 to 2021. The state net operating loss carryforwards expire in fiscal years 2002 to 2011.

     The net operating loss carryforwards for the prior fiscal year includes amounts for discontinued operations, which had not been previously reflected.

     As of September 30, 2001, $15,774,000 of the net operating loss related to stock option exercises; the related tax benefits will be charged to equity when utilized for tax purposes.

     Federal and California tax laws impose substantial restrictions on the utilization of net operating loss and credit carryforwards in the event of an "ownership change" for tax purposes, as defined in Section 382 of the Internal Revenue Code. For tax purposes, an ownership change occurred on December 4, 1999 and, as a result, utilization of the net operating losses will be subject to an annual limitation in future years.

                     SOFTNET SYSTEMS, INC. AND SUBSIDIARIES

17.  SUPPLEMENTAL CASH FLOW INFORMATION

     Supplemental cash flow information for the years ended September 30, 2001, 2000 and 1999, is as follows (in thousands):

                                                                YEAR ENDED SEPTEMBER 30,
                                                              -----------------------------
                                                                2001       2000      1999
                                                              --------   --------   -------
Cash paid during the year for:
  Interest..................................................  $    355   $    301   $   824
  Income taxes..............................................        --         --        --
Non-cash investing and financing activities:
  Disposal of telecommunications segment:
     Promissory notes received..............................        --         --     4,500
     Convergent Communications Services Inc. common stock
       received.............................................        --         --       499
  Exchange of equity investments:
     China Broadband Corporation common stock received......        --      9,630        --
     Promissory note received from China Broadband
       Corporation..........................................        --      1,700        --
     deltathree.com, Inc. series A common stock received....        --        213        --
  Value assigned to debt conversion feature.................        --         34     1,529
  Value assigned to common stock warrants issued upon the
     issuance of long-term debt.............................        --         --     4,334
  Payment of Preferred dividends:
     Additional redeemable convertible preferred stock
       issued...............................................        --         --       221
     Common stock issued....................................        --         --       157
  Acquisition of Intelligent Communications, Inc.:
     Common stock issued....................................       199      1,499     7,469
     Business acquisition liability.........................        --         --     3,500
     Debt consideration.....................................        --         --     3,000
  Acquisition of Laptop Lane Limited:
     Common stock issued....................................       332     20,272        --
  Common stock issued for --
     Conversion of redeemable convertible preferred stock...        --         --    18,254
     Conversion of subordinated notes.......................        --      9,949       490
     Repayment of short-term debt...........................        --         --       190
     Payment of affiliate contract termination fees with
       Mediacom LLC.........................................     1,500         --        --
     Cable affiliate launch incentives......................        --     26,932     9,262
     Prepayment of license fees.............................        --         --     1,000
  Increase (decrease) in additional-paid-in capital
     associated with common stock options...................   (28,242)   (15,712)   76,092
  Unrealized gain (loss) on short-term investments..........       236       (385)     (315)

                     SOFTNET SYSTEMS, INC. AND SUBSIDIARIES

18. QUARTERLY FINANCIAL DATA (UNAUDITED)

     Summarized quarterly supplemental consolidated financial information for the years ended September 30, 2001 and 2000, are as follows (in thousands, except per share data):

                                                                 THREE MONTHS ENDED
                                                 ---------------------------------------------------
                                                 DECEMBER 31,   MARCH 31,   JUNE 30,   SEPTEMBER 30,
                                                 ------------   ---------   --------   -------------
FOR THE YEAR ENDED SEPTEMBER 30, 2001:
  Loss from continuing operations..............      (4,619)     (13,384)     (4,768)       (1,747)
  Net loss.....................................      (9,054)     (33,063)    (12,781)       (2,749)
  Basic and diluted loss per common share......    $  (0.36)    $  (1.34)   $  (0.51)    $   (0.11)
  Shares used to compute basic and diluted loss
     per common share..........................      24,997       24,762      25,157        25,171
FOR THE YEAR ENDED SEPTEMBER 30, 2000:
  Income (loss) from continuing operations.....      (4,910)      (5,692)     (4,777)        7,772
  Net loss.....................................     (20,618)     (22,118)    (25,990)     (163,627)
  Basic and diluted loss per common share......    $  (1.08)    $  (0.93)   $  (1.02)    $   (6.34)
  Shares used to compute basic and diluted loss
     per common share..........................      19,164       23,732      25,368        25,829

19. SUBSEQUENT EVENTS

     On July 30, 2002, the Company entered into an agreement to acquire First Security Holdings Corporation ("FSHC") from Independence Holding Company ("IHC") for $31,920,000 in cash. FSHC and its wholly-owned subsidiaries are engaged in the insurance and reinsurance business. Upon closing of the transaction, the Company will become an insurance holding company, the employment of all of the Company's current employees will terminate, and the Company's operations will be directed by IHC management and employees pursuant to a services agreement between the Company and IHC. Consummation of this acquisition is subject to satisfaction of certain conditions, including approval by the Company's stockholders. The Company anticipates the completion of the transaction by December 31, 2002.

     In a separate transaction, IHC acquired Pacific Century's entire interest in the Company consisting of 5,000,000 common stock shares at $3.00 per share for a total value of $15,000,000. As a result of this transaction, Pacific Century appointees Linus W.L. Cheung and Jeffrey A. Bowden have resigned from the Company's Board of Directors, and Edward Netter, Chairman of IHC, and Roy Thung, Chief Executive Officer of IHC, have been appointed to the Company's Board of Directors. Additionally, upon closing of the sale of FSHC transaction, IHC has agreed to make a cash tender offer at $3.00 per share for at least 3,000,000 outstanding common stock shares of the Company, subject to certain limitations.

     Separately, the Company's Board of Directors also approved a shareholder rights plan (the "Plan"). Pursuant to the Plan's approval, the Company's Board of Directors declared a dividend distribution of one Preferred Share Purchase Right (the "Rights") on each outstanding common stock share. The dividend distribution of the Rights will be payable to common stock stockholders of record on August 14, 2002. The Rights distribution is not taxable to stockholders. Subject to limited exceptions, the Rights will be exercisable if a person or group acquires or announces a tender offer for 4.99% or more of the Company's common stock. Under certain circumstances, each Right will entitle shareholders to buy one one-hundredth of a share of newly created Series A Junior Participating Preferred Stock of the Company at an exercise price of $3.00. The Company's Board of Directors will be entitled to redeem the Rights at $0.01 per Right at any time before a person has acquired 4.99% or more of the outstanding common stock.

                     SOFTNET SYSTEMS, INC. AND SUBSIDIARIES

     The Rights are designed to inhibit some acquisitions of the Company's common stock shares that could result in the imposition of limitations on the use of its Federal net operating loss carryforwards and certain income tax credits. The Rights are also intended to enable all stockholders to realize the long-term value of their investment in the Company. The Rights are not being distributed in response to any specific effort to acquire control of the Company.

     If a person becomes an Acquiring Person, each Right will entitle its holder to purchase, at the Right's then-current exercise price, a number of the Company's common shares having a market value at that time of twice the Right's exercise price. The Rights held by the Acquiring Person will become void and will not be exercisable to purchase shares at the bargain purchase price. If Company is acquired in a merger or other business combination transaction which has not been approved by the Company's Board of Directors, each Right will entitle its holder to purchase, at the Right's then-current exercise price, a number of the acquiring company's common shares having a market value at that time of twice the Right's exercise price.

     The Plan will expire on the close of business on the earliest date that (a) a vote of Company's stockholders does not approve an amendment or an amendment and restatement of the Company's Certificate of Incorporation proposed by the Company's Board of Directors providing for limitations on the acquisition of the Company's common stock in excess of certain percentage amounts, (b) such restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware or (c) the Company's stock purchase agreement with SSH Corp. and IHC is terminated, subject to the Company's right to extend such date and the Company's earlier redemption or exchange of such rights or termination of the Plan.

     On May 17, 2002, the Company received a NASDAQ Staff Determination Letter stating that the Company's common stock is no longer eligible for continued listing on the NASDAQ National Market as a result of the Company ceasing the operations of its last business segment, Intellicom, and that the Company therefore does not meet the requirements for continued listing set forth in Marketplace Rules 4300 and 4330. Subsequently, the Company requested and was granted an oral hearing before a NASDAQ Listing Qualifications Panel to appeal the NASDAQ Staff Determination Letter, which stayed the delisting of the Company's common stock pending the outcome of the hearing. On July 12, 2002, the Company appeared before the NASDAQ Listing Qualifications Panel to present the Company's plan to acquire FSHC, which would allow the Company to comply with the Marketplace Rules 4300 and 4330. On August 15, 2002, the NASDAQ Listing Qualifications Panel informed the Company that the Company will remain listed on NASDAQ National Market, subject to meeting various conditions, including the completion of the acquisition of FSHC by December 31, 2002. The NASDAQ Listing Qualifications Panel has also informed the Company that if it does remain listed on the NASDAQ National Market, following the acquisition of FSHC, the Company will be required to meet NASDAQ's initial listing requirements as well as NASDAQ's continued listing requirements.

20.  DISCONTINUED OPERATIONS OF INTELLICOM

     On March 29, 2002, the Company and its wholly-owned subsidiary, Intellicom, entered into an agreement to sell its operating business and certain assets to Loral Cyberstar, Inc. Following the sale of its operating business and certain assets to Loral Cyberstar, Inc., the Company's Board of Directors unanimously agreed to cease the operations of Intellicom on April 3, 2002. On April 22, 2002, Intellicom entered into an agreement to sell certain assets to Native Intellicom, Inc., a wholly-owned subsidiary of the Pinoleville Band of Pomo Indians, for cash, subject to the termination of Intellicom's lease for its facility in Livermore, California. On August 1, 2002 Intellicom terminated the agreement with the Pinoleville Band of Pomo Indians and is negotiating to a sell those assets to another group of Native Americans. The operating results of Intellicom have been segregated from continuing operations and are reported as a loss from discontinued operations on the condensed consolidated statements of operations. The assets and liabilities of such

                     SOFTNET SYSTEMS, INC. AND SUBSIDIARIES
operations are reflected in net liabilities associated with discontinued operations of the accompanying condensed consolidated balance sheets as of September 30, 2001 and 2000. The consolidated financial statements and related notes to the consolidated financial statements have been restated for the effects of the discontinued operations of Intellicom (see Note 3).